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                                                                   Exhibit 10.13

                             CONFIDENTIAL TREATMENT


                                    AGREEMENT

This Agreement (the "Agreement") is entered into as of the last date of signature appearing below (the "EFFECTIVE DATE") between NeoGenesis Drug Discovery, Inc., a Delaware corporation ("NEOGENESIS") and Schering Corporation, a New Jersey corporation ("SCHERING"), and sets forth the terms and conditions that will apply to the provision by NeoGenesis to Schering of certain screening and analysis services.

                                   BACKGROUND

Schering is interested in identifying potential pharmaceutical products for treatment of certain human diseases and wishes to identify compounds that exhibit a high degree of chemical binding and functional activity to specific protein targets. NeoGenesis has certain technology and know-how, including screening processes of libraries of mass-encoded small molecule compounds, relating to the identification, discovery, validation and optimization of novel compounds which may be useful for development of novel therapeutics employing targets implicated in a disease process. The parties wish to pursue a collaborative screening process to identify compounds exhibiting a high degree of chemical binding activity to targets designated by Schering from among the NeoGenesis libraries of mass-encoded small molecule compounds and which have activity in target-specific functional assays. The terms and conditions set forth below shall govern the performance of such collaborative effort.

1.   DEFINITIONS.

     The following capitalized terms used in this Agreement, whether in the singular or plural, shall have the meaning set forth below.

     1.1 "ACTIVE COMPOUND" means any Compound identified as having binding activity when tested against a Target pursuant to the Screening Program and which (a) has Kd values of [*] and (b) has demonstrated bioactivity in functional assays against the applicable Target as determined by the Steering Committee following Schering's performance of the procedure specified in Paragraph 3 of ATTACHMENT A.

     1.2 "AFFILIATE" means with respect to either party, any Person that, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition, control means, with respect to any Person, the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of an entity, or the right to receive fifty percent (50%) or more of the profits or earnings of an entity, or the possession otherwise, directly or indirectly, of the power to direct the management, business and affairs of an entity.

     1.3 "ALIS" means the Automated Ligand Identification System, an automated, ultra-high throughput ligand selection system proprietary to NeoGenesis that is used to identify multiple classes of chemical ligands against a target protein.


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     1.4 "CHEMOTYPE" means a family or group of Compounds closely structurally related to one or more Active Compounds.

     1.5 "CIP" means "Carriage and Insurance Paid", as that expression is defined in Incoterms 2000, ICC Publishing S.A.

     1.6 "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to (a) any objective by either party, reasonable, diligent, good faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances; and (b) with respect to any objective relating to the development or commercialization of any Licensed Product efforts and resources normally used by such party with respect to a product owned by such party or to which such party has similar rights which is of similar market potential at a similar stage in the development or life of such product, taking into account issues of safety, efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the product, the regulatory structure involved, profitability of the product and other relevant commercial factors.

     1.7 "COMPOUND" shall mean all proprietary compounds contained in the NeoMorph Screening Library or any NeoMorph Focused Libraries which are screened by NeoGenesis against one or more Targets in performance of the Screening Program.

     1.8 "COMPOUND PATENT RIGHTS" shall mean any Schering Patent Rights which claim Selected Compounds, Derivative Compounds, Designated Compounds or Licensed Product, or the manufacture or use thereof.

     1.9 "CONFIDENTIAL INFORMATION" means any proprietary or confidential information of either party (including but not limited to all Schering Know-How and all NeoGenesis Know-How) disclosed to the other party pursuant to this Agreement in written or other tangible medium and marked as confidential, or if disclosed orally or displayed, confirmed in writing within thirty (30) days of disclosure.

     1.10 "DERIVATIVE COMPOUND" means a compound which is derived from a Selected Compound or a Lead Compound by or on behalf of Schering, or by NeoGenesis in performance of medicinal chemistry optimization pursuant to
Section 2.2(b), and having activity against the same Target as such Selected Compound and/or Lead Compound. A compound will be deemed to have been "derived" from a Selected Compound or a Lead Compound if it (i) is the result of a chemical modification made to a Selected Compound or Lead Compound, (ii) is otherwise derived from a chemical synthesis program based upon a Selected Compound or Lead Compound, or (iii) is based on proprietary structure-function data obtained from Selected Compounds or Lead Compounds. Derivative Compounds will include, without limitation, all Compounds contained in the NeoMorph Focused Library(ies).

     1.11 "DESIGNATED COMPOUND" means any Selected Compound or Derivative Compound which becomes the subject of a development program conducted by Schering or its Affiliates, as further defined in Section 2.8(b) of the Agreement.


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     1.12 "EMEA" means the European Medicines Evaluation Authority, or any successor thereto.

     1.13 "FDA" means the United States Food and Drug Administration, or any successor thereto.

     1.14 "FD&C ACT" means the United States Federal Food, Drug and Cosmetic Act of 1938, as amended.

     1.15 "FIELD" means the treatment or prevention of any disease or condition in humans or animals.

     1.16 "FIRST COMMERCIAL SALE" means, with respect to a Licensed Product, the first sale (or other transfer for value in an arms-length transaction) for end use of such Licensed Product in a country within the Territory after obtaining all necessary Regulatory Approvals for the marketing and sale of the Licensed Product in such country.

     1.17 "FTE" means the equivalent of a full time (12) months (including normal vacations, sick days and holidays) work of an individual scientist, carried out by one or more employees or agents of NeoGenesis, who devotes a portion of his or her time to performing the Screening Program.

     1.18 "GOOD CLINICAL PRACTICE" means the then current standards for clinical trials for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the European Union and other Regulatory Authorities in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States Good Clinical Practices.

     1.19 "GOOD LABORATORY PRACTICE" means the then current standards for laboratory activities for pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good laboratory practice as are required by the European Union and other Regulatory Authorities in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States Good Laboratory Practices.

     1.20 "GOOD MANUFACTURING PRACTICE" means the current standards for the manufacture of pharmaceuticals, as set forth in the FD&C Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good manufacturing practice as are required by the European Union and other Regulatory Authorities in countries in which the Product is intended to be sold, to the extent such standards are not in contravention with United States Good Manufacturing Practices.


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     1.21 "IMPROVED ACTIVE COMPOUND" means any Compound identified as a result of initial optimization of one or more Active Compounds by NeoGenesis (as described in paragraph 4 of ATTACHMENT A) and having binding activity when tested against a Target pursuant to the Screening Program with a Kd value of [*].

     1.22 "IND" means an investigational new drug application, as defined in the FD&C Act and applicable regulations thereunder, or any equivalent document, filed with the FDA and necessary for beginning clinical trials of any Licensed Product in humans or any application or other documentation filed with any Regulatory Authority of a country other than the United States prior to beginning clinical trials of any Licensed Product in humans in that country.

     1.23 "INTERNATIONAL AGREEMENT" means the contemporaneous Agreement entered into by NeoGenesis and Schering's Affiliate, Schering-Plough Ltd. relating to countries and territories outside of the Territory.

     1.24 "INVENTIONS" means any and all discoveries, developments, inventions and innovations (whether or not patentable) that are conceived and/or reduced to practice (i) solely by one or more employees or consultants of NeoGenesis in connection with the performance of the Screening Program; (ii) solely by one or more employees or consultants of Schering in connection with the performance of the Screening Program; or (iii) jointly by one or more employees or consultants of NeoGenesis and one or more employees or consultants of Schering in connection with the performance of the Screening Program.

     1.25 "LEAD COMPOUNDS" means those Selected Compounds which are designated by Schering as Lead Compounds (pursuant to Section 2.2(b) of the Agreement) for the performance of medicinal chemistry optimization by NeoGenesis.

     1.26 "LICENSED PRODUCT(S)" means any pharmaceutical product which contains as an active ingredient a Selected Compound or Derivative Compound, and which is covered by one or more claims of a NeoGenesis Patent Right and/or Compound Patent Right.

     1.27 "MAJOR MARKET COUNTRY" means the United States, Japan, or any three or more of the following European countries, the United Kingdom, France, Germany, Italy or Spain, as the case may be.

     1.28 "NDA" means a new drug application or product license application, each as defined in the FD&C Act and applicable regulations thereunder, seeking approval to market and sell a Licensed Product in the United States.

     1.29 "NEOGENESIS KNOW-HOW" means all proprietary information, data and know-how relating to the NeoMorph Screening Library, NeoMorph Focused Libraries, NeoMorph Chemistry, ALIS, QSCD, the Compounds, Active Compounds, Improved Active Compounds, Selected Compounds, Derivative Compounds, Designated Compounds or Licensed Products together with, where applicable, any analogs, derivatives or fragments thereof, which is (i) owned


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or controlled by NeoGenesis as of the Effective Date, or (ii) developed by or on behalf of NeoGenesis during the term of this Agreement.

     1.30 "NEOGENESIS PATENT RIGHTS" means any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are owned by NeoGenesis (and/or any of its Affiliates), or to which NeoGenesis (and/or any of its Affiliates) through license or otherwise acquires rights, and which have claims covering: (i) the NeoMorph Screening Library, the NeoMorph Focused Libraries, NeoMorph Chemistry, ALIS or QSCD; or (ii) any Active Compounds, Improved Active Compounds, Selected Compounds, Derivative Compounds, Designated Compounds or Licensed Products, or the manufacture or use of any of the foregoing; or (iii) NeoGenesis Inventions (as defined in Section 3.5(a)); or (iv) NeoGenesis' rights in Joint Inventions (as defined in Section 3.5(b)), as well as all divisionals, continuations, continuations-in-part, reissues, re-examinations, extensions, renewals, registrations, supplementary protection certificates and/or foreign counterparts of any of the foregoing which are owned or controlled by NeoGenesis and its Affiliates during the term of this Agreement. The NeoGenesis Patent Rights shall include those listed in ATTACHMENT B pursuant to Section 3.8.

     1.31 "NEOMORPH CHEMISTRY" means the process, proprietary to NeoGenesis, of forming libraries and sub-libraries of discrete compounds by coupling a broad set of diverse cores with diverse sets of building blocks employing proprietary mass-coding algorithms.

     1.32 "NEOMORPH FOCUSED LIBRARIES" means any and all compounds or collections of compounds synthesized by NeoGenesis which are derived from or based upon Lead Compounds, and which are designed to optimize the structure of such Lead Compounds with respect to activity against one or more specific Targets.

     1.33 "NEOMORPH SCREENING LIBRARY" means the entire collection of libraries consisting of mass-encoded small molecule organic compounds owned by NeoGenesis and developed with NeoMorph Chemistry, comprising at least twelve million (12,000,000) different compounds.

     1.34 "NET SALES" means the proceeds actually received by Schering or any of its Affiliates or sub-licensees on all sales of a Product in the Territory to an unaffiliated third party (whether an end-user, a distributor or otherwise), and exclusive of intercompany transfers or sales, less the reasonable and customary deductions from such gross amounts including: (i) normal and customary trade, cash and quantity discounts, allowances and credits; (ii) credits or allowances actually granted for damaged goods, returns or rejections of a Product and retroactive price reductions; (iii) sales or similar taxes (including duties, value added taxes or other governmental charges otherwise measured by the billing amount, when included in billing); (iv) freight, postage, shipping, customs duties and insurance charges; (v) charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers, including but not limited to, wholesalers and chain and pharmacy buying groups; (vi) commissions paid to third parties other than sales personnel and sale representatives or sales agents; and (vii) rebates (or equivalents thereof) granted to or charged by national, state or local governmental authorities in countries


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other than the United States. If a Product is sold in the form of a combination product with one or more other active ingredients, Net Sales for such combination product with one or more active ingredients will be calculated by multiplying actual Net Sales of such combination product by the fraction A/(A+B) where:
     "A" is the invoice price of the Product contained in the combination product if sold separately by Schering or any of its Affiliates or sub-licensee; and
     "B" is the aggregate invoice price of any other active component(s) in the combination product if sold separately by Schering or any of its Affiliates or sub-licensee.
If one or more of the other active ingredients in the combination product are not sold separately, then the above formula shall be modified such that:
     "A" shall be the fully allocated manufacturing cost to Schering or any of its Affiliates or sub-licensee of the Product, and "B" shall be the fully allocated manufacturing cost to Schering or any of its Affiliates or sub-licensee of any other active component(s) in the combination, such fully allocated manufacturing costs being determined in accordance with generally accepted accounting principles.

     1.35 "PERSON" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization.

     1.36 "PRELIMINARY COMPOUND" means any Compound identified as having binding activity when tested against a Target pursuant to the Screening Program and which has Kd values of [*] or such other binding affinity threshold for a specific Target as shall be agreed upon by the parties in writing.

     1.37 "QSCD" means Quantisized Surface Complimentary Diversity, a model proprietary to NeoGenesis, in terms of which discrete chemical compliments to the surfaces of a Target are defined.

     1.38 "REGULATORY APPROVAL" means, for any country in the Territory, those authorizations by the appropriate Regulatory Authority(ies) required for the manufacture, importation, distribution, marketing, promotion, pricing and sale of the Licensed Product(s) in such country, including, without limitation, any NDAs, Health Registration Dossiers, supplements, amendments, pre- and post-approvals, marketing authorizations based upon such approvals (including any prerequisite manufacturing approvals or authorizations related thereto) and pricing, third party reimbursement or labeling approval(s), technical, medical and scientific licenses, registrations or authorizations.

     1.39 "REGULATORY AUTHORITY" means any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory, including, without limitation, the FDA and the EMEA.


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     1.40 "SCHERING KNOW-HOW" means all information, data and know-how which is owned or controlled by Schering or its Affiliates as of the Effective Date, or developed by or on behalf of Schering or its Affiliates during the term of this Agreement, related to the Screening Program, the Targets, Active Compounds, Improved Active Compounds, Selected Compounds, Derivative Compounds, Designated Compounds or Licensed Products. Schering Know-How includes, without limitation, all processes, formulas, discoveries and inventions whether relating to biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical safety, quality control and clinical data, including, without limitation, clinical study data related to Designated Compounds and/or Licensed Products. Schering Know-How also includes relevant medical information relating to the Licensed Products (such as Regulatory Authority questions, responses thereto and adverse drug event history) in the possession of Schering, its Affiliates or sublicensees.

     1.41 "SCHERING PATENT RIGHTS" means any and all patents and patent applications (which for the purposes of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention) which during the term of this Agreement are owned by Schering (and/or any of its Affiliates), or to which Schering (and/or any of its Affiliates) through license or otherwise acquires rights, which have claims covering: (i) Selected Compounds, Derivative Compounds, Designated Compounds or Licensed Products, or the manufacture or use of any of the foregoing; (ii) the Targets; or (iii) Schering Inventions (as defined in Section 3.5(a)) or Joint Inventions (as defined in Section 3.5(b)), as well as all divisionals, continuations, continuations-in-part, reissues, re-examinations, extensions, renewals, registrations, supplementary protection certificates and/or foreign counterparts of any of the foregoing which are owned or controlled by Schering and its Affiliates during the term of this Agreement.

     1.42 "SELECTED COMPOUND" means any and all Active Compounds and/or Improved Active Compounds which have demonstrated bioactivity in secondary functional assays against the applicable Target as determined by Schering in accordance with Section 2.7, and which are designated by Schering pursuant to Section 2.7(a) of the Agreement.

     1.43 "SCREENING PROGRAM" means the screening program described in ATTACHMENT A (including as it may be amended by the Steering Committee) to identify Active Compounds and Improved Active Compounds against one or more Targets.

     1.44 "STEERING COMMITTEE" means the joint steering committee established by the parties pursuant to Section 2.6 of the Agreement.

     1.45 "SUCCESS CRITERIA" means the success criteria, to be defined by the Steering Committee with respect to a given Target, for determining whether or not Selected Compounds and/or Derivative Compounds have a certain desired degree of chemical binding activity, activity in Target-based functional assays, and other chemical, biological, pharmacological and toxicological properties, suitable for drug development.

     1.46 "TARGET" means a specific biological target (including, without limitation, nucleic acids and proteins, and/or active fragments thereof) that a small molecule is screened against in


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order to determine whether the small molecule demonstrates a specific biochemical or pharmaceutical effect, selected by Schering and accepted by NeoGenesis in accordance with Section 2.1(b) for which NeoGenesis will perform the Screening Program.

     1.47 "TERRITORY" means the United States and all of its territories, possessions and commonwealths, except for the Commonwealth of Puerto Rico.

     1.48 "VALID CLAIM" means a composition-of-matter or method-of-use claim of an issued and unexpired patent included within (i) the NeoGenesis Patent Rights or (ii) Compound Patent Rights, and in each case which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue or disclaimer or otherwise.


2.   SCREENING PROGRAM

     2.1  DELIVERY OF TARGETS.

          (a) Schering shall deliver one or more of the Targets listed in ATTACHMENT A to NeoGenesis for screening within [*] following the Effective Date. Schering shall provide the Targets in the quantities and formats specified in ATTACHMENT A, along with a written description of the concentration and volume of the Target.

          (b) From time to time during the term of this Agreement, Schering may select additional Targets for screening under the Screening Program. In such event, Schering shall notify NeoGenesis in writing of the additional Target(s) to be provided for screening. NeoGenesis shall notify Schering in writing within [*] of such notice whether the Target is approved for inclusion in the Screening Program. Subject to the terms of Section 2.1(c), the Target will be accepted for inclusion in the Screening Program unless the proposed Target: (i) is subject to an exclusivity period in an existing agreement between NeoGenesis and a third party; or (ii) is the subject of an existing internal research program at NeoGenesis. The parties shall promptly amend ATTACHMENT A to include each additional Target added to the Screening Program pursuant to this Section 2.1(b). Schering shall thereafter provide the Targets to NeoGenesis in appropriate quantities and formats for screening, along with a written description of the concentration and volume of the Target. The Steering Committee shall establish a schedule for delivery of the additional Targets to NeoGenesis based on the time necessary to prepare and validate the approved Target; PROVIDED, that such period shall not exceed nine (9) months from NeoGenesis' notice to Schering that a Target is approved.

          (c) The parties acknowledge and agree that the Screening Program will be limited to active screening and/or optimization programs at NeoGenesis directed to [*] distinct Targets, based upon research support for [*] FTEs at NeoGenesis. In the event that the screening and optimization programs directed to a specific Target are completed or discontinued, Schering shall have the right to select an additional Target to replace such discontinued Target. Further, in


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the event that the number of FTEs working on the Screening Program is increased, pursuant to Section 2.2(f), the limit on the number of active Targets shall be increased proportionately.

          (d) All Targets to be supplied by Schering hereunder shall be delivered CIP to NeoGenesis' Cambridge facility using a carrier selected by Schering. The Targets are and shall remain the sole and exclusive property of Schering. NeoGenesis will only use the Targets for screening in performance of the Screening Program and will not use the Targets for any other purpose without Schering's prior written consent.

          (e) Schering will identify to NeoGenesis all Targets provided by Schering for use in the Screening Program. The identity of the Targets and any other information related thereto will be considered Schering Confidential Information. During the applicable Exclusivity Period (as defined below) for a Target, NeoGenesis shall not screen the NeoMorph Screening Library for itself or for any third party against the same Target, without Schering's prior written approval. The "Exclusivity Period" for a given Target shall begin on the date the Target is accepted for inclusion in the Screening Program pursuant to
Section 2.1(b) and shall expire:

          (i) if NeoGenesis does not perform any medicinal chemistry optimization activities pursuant to Section 2.2(b) to develop NeoMorph Focused Libraries with respect to the Target, [*] after NeoGenesis delivers to Schering the Final Target Report with respect to such Target; or

          (ii) if NeoGenesis does perform medicinal chemistry optimization activities pursuant to Section 2.2(b) to develop NeoMorph Focused Libraries with respect to such Target, [*] after the later of the date upon which Schering files an IND for a Licensed Product directed to the Target or discontinues the development of Licensed Products against such Target.

Upon the expiration of the Screening Program, and annually thereafter, Schering shall notify NeoGenesis in writing of the list of Targets with respect to which Schering has ongoing programs to discover and develop Licensed Products. Schering shall promptly notify NeoGenesis in writing in the event that it discontinues the development of Licensed Products against a Target. For purposes of this Section 2.1(e), Schering shall be deemed to have discontinued development of Licensed Products against a Target if it ceases to maintain a minimum of [*] FTEs assigned full time to work on the discovery and pre-clinical development of Licensed Products against a Target. During the term of the Screening Program, if NeoGenesis intends to screen the NeoMorph Screening Libraries (including all newly created Compounds contained therein) for a third party against a Target with respect to which Schering's Exclusivity Period has expired pursuant to subsection (i), above, NeoGenesis shall first offer Schering the opportunity to screen the NeoMorph Screening Libraries against the Target. Schering shall have [*] in which to accept or reject such offer. If Schering accepts the offer, such screening shall be conducted under the terms of this Agreement and Schering shall have a renewed Exclusivity Period with respect to such Target. If NeoGenesis does perform medicinal chemistry optimization activities pursuant to Section 2.2(b) to develop NeoMorph Focused Libraries with respect to a Target, then notwithstanding the expiration of the applicable Exclusivity Period


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pursuant subsection (ii), above, NeoGenesis shall be permanently prohibited from screening the NeoMorph Screening Libraries against the Target for itself and in such instance may only perform such screening for third parties. In the event that NeoGenesis does screen the NeoMorph Screening Libraries against a Target for itself or a third party as permitted under this Section 2.1(e), NeoGenesis shall not use (i) any Schering Know-How (including without limitation any of Schering's proprietary information related to the existence of or uses for the Target), or (ii) any NeoGenesis Know-How related to the Target and developed in performance of the Screening Program, in connection with such screening activities.

          (f) For purposes of this Agreement, and in particular with respect to the provisions of Sections 2.1(b) and 2.1(e), a Target identified by Schering for screening under this Agreement will encompass the nucleic acid or amino acid sequence of the actual Target to be provided by Schering, and in the case of a Target which is a human biological molecule, shall be further defined by the nucleic acid or protein encoded by the specified genomic location of origin (which will be identified by Schering in the notification to NeoGenesis of a proposed Target pursuant to Section 2.1(b)) and natural polymorphic variants thereof such as SNP, insertion, deletion and splice variants or the synthetic equivalent thereof. If a Target can not be distinguished from another biological target based on the above, then the Target shall be considered the same as another biological target if the other biological target comprises a contiguous region of [*] residues that is [*] to the Target or is derived from such Target by modification. If a Target is a biological molecule of non-human origin, then the Target shall be considered the same as another target if they are both derived from the comparable chromosomal location of related strains of the applicable species. For example, a target defined by the [*] shall be considered the same as a target specified by the [*] gene from any other strain of HCV including targets derived by modification. Similarly, a target specified by a chromosomal location in one particular strain of [*] shall be considered identical to a target specified by the analogous location in a second strain of bacteria. If the chromosomal locations of two targets can not be defined, then a target shall be considered the same as a second target if it comprises a contiguous region of [*] residues that is [*] to said second target or is derived from such a second Target by modification. It is expressly understood that a non-human target falling outside the criteria defined above may not be screened using the NeoMorph Screening Libraries with the intent of developing a product affecting the activity of a human target that would meet the identity criteria. For clarity, a primate ortholog of a human gene or protein may not be screened using the Neomorph Screening Libraries if the intent is to develop a product for human use against an otherwise excluded target. Nothing in this paragraph shall limit the screening of non-human targets for non-human usage.

     2.2  SCREENING PROGRAM.

     (a) During the term of the Screening Program, NeoGenesis will utilize its proprietary technology and methods, including without limitation the ALIS method, to screen the NeoMorph Screening Library for activity with respect to each Target for purposes of identifying Active Compounds for further evaluation and development. Screening will be performed pursuant to the protocol for the Screening Program, as set forth in paragraphs 1-2 of ATTACHMENT A. With respect to each accepted Target provided by Schering under Section 2.1, NeoGenesis shall


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complete the screening of the NeoMorph Screening Library within [*] following the date that the Target is delivered to NeoGenesis. The results of such screening shall be provided to Schering through the Steering Committee in the form of a Preliminary Target Report (as defined in ATTACHMENT A). NeoGenesis shall provide Schering with samples of all Preliminary Compounds selected by the Steering Committee for further evaluation by Schering pursuant to paragraph 3 of ATTACHMENT A. Schering will evaluate such Preliminary Compounds in Target-based functional assays and/or secondary assays to identify Active Compounds, and will report the results of such evaluations to the Steering Committee, and NeoGenesis will promptly thereafter provide Schering with all available structural information for each Active Compound so identified. NeoGenesis will, at the direction of the Steering Committee, conduct initial optimization activities, as described in paragraph 4, of ATTACHMENT A, to identify Improved Active Compounds. It is acknowledged that all compounds generated from such initial optimization activities and having activity against the relevant Target shall be deemed to be Improved Active Compounds; provided that such optimization activities and all Improved Active Compounds arising therefrom shall not be deemed to be optimization of Lead Compounds for purposes of Section 2.1(e) or for determining Schering's financial obligations under Sections 4.3 and 4.4.

     (b) NeoGenesis will, at the direction of the Steering Committee, conduct a full program of medicinal chemistry optimization activities, based upon those Selected Compounds identified as Lead Compounds that are suitable for optimization. Such optimization activities shall include the design and preparation of NeoMorph Focused Libraries based upon such Lead Compounds, and the screening of the NeoMorph Focused Libraries against the relevant Target(s). The parties acknowledge and agree that, subject to the terms of Sections 3.5(a), and effective on the date that Schering acquires an exclusive license to the relevant Selected Compound(s) pursuant to Sections 2.7(c), 3.1 and 3.2, any and all Compounds which are included in NeoMorph Focused Libraries prepared against the relevant Target shall be the exclusive property of Schering. NeoGenesis shall not use the NeoMorph Focused Libraries, any Compounds contained therein, or any structural information or other know-how related thereto, for any purpose other than the performance of the Screening Program. NeoGenesis shall not provide any NeoMorph Focused Libraries, any Compounds contained therein, or any structural information or other NeoGenesis Know-How related thereto, to any third party without the prior written consent of Schering. Notwithstanding the foregoing limitations, it is expressly understood and agreed that NeoGenesis may, through use of the NeoMorph Screening Library on behalf of third parties independently generate results or data similar to the results or data generated in the course of the Screening Program and that the use of such independently generated results or data shall not constitute a breach of NeoGenesis' obligations under this Section 2.2(b); PROVIDED, that NeoGenesis has complied with its obligations to mask Compounds in accordance with Section 2.3 of this Agreement.

     (c) NeoGenesis shall not perform any tests on or using any of the Targets that are outside the scope of the Screening Program, or attempt to modify the Targets supplied by Schering, including, without limitation, the making of any derivatives, analogs or components thereof. In the event that NeoGenesis does not consume all of the Targets supplied by Schering in performance of the Screening Program, NeoGenesis will upon completion of the Screening


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Program promptly, return to Schering any quantities of such Target(s) and any derivatives, analogs or components thereof.

     (d) The term of the Screening Program shall begin on the Effective Date and shall continue in effect for a period of two (2) years. Schering shall have the right to extend the term of the Screening Program for up to three additional one
(1) year terms, by providing NeoGenesis with written notice to that effect at least sixty (60) days prior to the expiration of the then current term of the Screening Program and subject to the provisions of Section 4.1 concerning research funding for such extension term. The Screening Program shall remain in effect for the period specified in this Section 2.2(d), including as it may be extended, unless sooner terminated in accordance with Section 8.2 or Section 9.5.

     (e) During the term of the Screening Program, upon request, NeoGenesis shall provide Schering with samples of Selected Compounds and Derivative Compounds from NeoMorph Focused Libraries in a form and quantity suitable to enable Schering to conduct additional testing to confirm the specific binding activity of such Compounds and to evaluate and determine the functional activity of the Selected Compounds and/or Derivative Compounds. Schering may also elect to perform medicinal chemistry research using such Selected Compounds and/or Derivative Compounds to discover and evaluate additional Derivative Compounds. Schering shall keep NeoGenesis reasonably informed of the results of such activities through the Steering Committee.

     (f) During the term of the Screening Program NeoGenesis shall provide appropriately trained dedicated scientific personnel to perform the Screening Program in accordance with the terms of this Agreement. During the initial two
(2) year term of the Screening Program, NeoGenesis shall provide such support at the level of [*] FTEs during each year of the Screening Program, it being understood that NeoGenesis may allocate such FTE time within any calendar year in a manner consistent with its obligations under the Screening Program based on the workload for such Screening Program at any particular time during the Screening Program. In addition, NeoGenesis will, upon written request by Schering, provide additional FTE support for the Screening Program of up to an additional [*] FTEs during the term of the Screening Program. In the event that the term of the Screening Program is extended pursuant to Section 2.2(d), the Steering Committee shall establish the number of FTEs to be provided by NeoGenesis for performance of the Screening Program during the extended term.

     (g) NeoGenesis shall monitor expenditures, in accordance with its corporate policies, to ensure that the funds provided by Schering are spent in accordance with this Agreement. NeoGenesis shall keep and maintain adequate books and records to furnish information to Schering regarding calculation of the amounts expended by NeoGenesis on the Screening Program according to the provisions of this Agreement. During the Screening Program and for two (2) years following the expiration of the Screening Program, NeoGenesis shall permit Schering to examine such books and records during normal business hours, upon thirty (30) days notice to NeoGenesis. Upon the expiration of the two (2) year period, the calculation of the amounts expended on each year of the Screening Program shall be binding and


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conclusive upon the parties and NeoGenesis shall be released from any further accountability with respect to the Screening Program.

     (h) NeoGenesis will perform its screening obligations in accordance with all applicable laws, rules and regulations.

     2.3  COMPOUND MASKING.

          (a) Upon the identification of Preliminary Compounds and Active Compounds through screening of the NeoMorph Screening Library against a particular Target, NeoGenesis shall mask such Preliminary Compounds and Active Compounds from the NeoMorph Screening Library by removing such Compounds from the compound resource information associated with the NeoMorph Screening Library and shall take all other steps reasonably necessary to ensure that information with regard to such Compounds is not available or accessible to any third party, including third parties for which NeoGenesis is screening the NeoMorph Screening Library against other biological targets. NeoGenesis shall similarly mask any Improved Active Compounds which are discovered pursuant to Section 2.2(a).

          (b) NeoGenesis shall have the right to unmask any Preliminary Compounds which are not confirmed as Active Compounds and are not in the same Chemotype as such Active Compounds. In addition, upon expiration of Schering's right to designate Selected Compounds with regard to a specific Target, pursuant to Section 2.7(a), NeoGenesis shall have the right to unmask any Active Compounds and/or Improved Active Compounds identified through screening against that Target which are not (i) Selected Compounds or (ii) Preliminary Compounds, Active Compounds and/or Improved Active Compounds of the same Chemotype as such Selected Compounds.

     2.4  GRANT OF RESEARCH LICENSES.

          (a) Schering hereby grants NeoGenesis a nonexclusive, nontransferable, royalty-free license under the Schering Patent Rights and to use the Schering Know-How solely for the purpose of conducting the Screening Program. NeoGenesis will not use Schering Know-How or Schering Patent Rights for any other purpose, and shall not offer or grant a sub-license to use Schering Know-How or Schering Patent Rights to any third party, without the express prior written consent of Schering.

          (b) NeoGenesis hereby grants Schering a nonexclusive, nontransferable, royalty-free license under the NeoGenesis Patent Rights and to use the NeoGenesis Know-How solely for the purpose of conducting Schering's activities under the Screening Program. Schering will not use NeoGenesis Know-How or NeoGenesis Patent Rights for any other purpose, and shall not offer or grant a sub-license to use NeoGenesis Know-How or NeoGenesis Patent Rights to any third party, without the express prior written consent of NeoGenesis (not to be unreasonably withheld).


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          (c) With respect to Selected Compounds identified pursuant to Section
2.7(a), NeoGenesis hereby grants Schering, during the relevant Option Period (as defined in Section 2.7(b)), an exclusive, nontransferable, royalty-free license under the NeoGenesis Patent Rights and to use the NeoGenesis Know-How solely for the purpose of performing research and development work necessary to enable Schering to determine whether or not to exercise its option to obtain an exclusive license with respect to such Selected Compounds.

     2.5  RECORD KEEPING AND REPORTS.

          (a) NeoGenesis will keep and maintain complete and accurate records of all laboratory data and results generated in the course of the Screening Program, including records of all Preliminary Compounds, Active Compounds, and Improved Active Compounds identified, and any Inventions discovered and/or developed by NeoGenesis, during the Screening Program. All such written records of NeoGenesis shall be open to inspection by Schering during normal business hours upon reasonable prior written notice; provided, however, that except with respect to (i) Improved Active Compounds, (ii) Active Compounds, and (iii) Preliminary Compounds of the same Chemotype as such Improved Active Compounds or Active Compounds, NeoGenesis shall not provide Schering with access to any chemical structures or structural data.

          (b) NeoGenesis shall provide Schering with reasonably-detailed written reports describing the results of the research performed pursuant to the Screening Program including all Preliminary Compounds, Active Compounds and Improved Active Compounds identified in the Screening Program but shall not include any chemical structures or structural data with respect to any Compounds which are not (i) Improved Active Compounds, (ii) Active Compounds, and (iii) Preliminary Compounds of the same Chemotype as such Improved Active Compounds or Active Compounds. Such reports shall be delivered to Schering at least quarterly during the term of the Screening Program. In addition, with respect to each Target, promptly following the completion of screening of the entire NeoMorph Screening Library against such Target, NeoGenesis will deliver to Schering a Preliminary Target Report (as defined in ATTACHMENT A) with respect to any and all Preliminary Compounds identified during the Screening Program as having activity with respect to such Target. Each Preliminary Target Report shall include the binding affinities for all such Preliminary Compounds, as well as any information generated by NeoGenesis with regard to Target specificities and functional activities of such Preliminary Compounds. NeoGenesis shall also provide Schering with a Final Target Report (as defined in ATTACHMENT A) in accordance with the provisions of Paragraph 4 of ATTACHMENT A. NeoGenesis shall also provide Schering with reports at least one (1) week prior to each Steering Committee Meeting detailing the results of any Lead Compound optimization activities performed by NeoGenesis pursuant to Section 2.2(b) and ATTACHMENT A, which reports shall include the chemical structures and binding affinities of all Derivative Compounds contained in NeoMorph Focused Libraries prepared by NeoGenesis based upon such Lead Compound(s) and other information generated by NeoGenesis with respect thereto.

     2.6  STEERING COMMITTEE.

     (a) Promptly after the Effective Date, the parties shall establish a joint committee (the "STEERING COMMITTEE") having oversight responsibility for the day-to-day


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management and performance of the Screening Program. The Steering Committee shall consist of six (6) members, three (3) members to be appointed by each of NeoGenesis and Schering. Each party shall notify the other party of the names and contact information for its members of the Steering Committee, and thereafter may with notice to the other substitute any of its members serving on the Steering Committee. Each member of the Steering Committee will have one vote and all decisions of the Steering Committee will be by unanimous agreement. The quorum for Steering Committee meetings shall be two, provided there is at least one member from each of NeoGenesis and Schering present. The Steering Committee will render decisions by unanimous vote.

          (b) The Steering Committee shall be responsible for the management and conduct of the Screening Program and shall in particular: (i) consider, review and amend the Screening Program from time to time in such manner as may be appropriate; (ii) monitor progress of the Screening Program; (iii) report regularly to the management of both parties upon the progress of the Screening Program; and (iv) be the initial medium for transfer of information between the parties. Schering shall keep the Steering Committee reasonably informed of the status of Schering's activties with respect to the discovery and development of Licensed Products against each Target.

          (c) During the term of the Screening Program, the Steering Committee shall hold meetings as mutually agreed by the parties (but in no event less quarterly) to review the Screening Program. The first meeting of the Steering Committee shall be held within forty-five (45) days of the Effective Date and shall be held in Cambridge, MA. Thereafter, meetings may be held by telephone or video conference if requested by either party in writing to the other, PROVIDED THAT the parties shall meet in person at least four (4) times per year during the term of the Screening Program. Minutes of all meetings setting forth decisions of the Steering Committee relative to the Screening Program shall be prepared by the host party and circulated to both parties within fifteen (15) days after each meeting, but minutes shall not become official until approved and countersigned by both parties (which approval the parties shall use reasonable efforts to give within thirty (30) days of receipt of such minutes).

          (d) In the event that the Steering Committee is unable to reach agreement, the issue in dispute shall be referred to an "OVERSIGHT COMMITTEE" consisting of the Executive Vice President, Discovery Research of the Schering-Plough Research Institute (an Affiliate of Schering) and NeoGenesis' Chief Executive Officer, or their respective designees, for resolution. If the disagreement is not resolved by the Oversight Committee within thirty (30) days, then Schering shall have the right to make the final decision on such matter; PROVIDED, that in the event and to the extent that any dispute concerns whether or not budgeted FTE funding for the Screening Program has been expended in accordance with the provisions of this Agreement such matter shall be resolved using the procedure specified in Section 9.1.

     2.7  SELECTED COMPOUNDS.

          (a) From time to time during the term of this Agreement, Schering may designate, by written notice to NeoGenesis, one or more Active Compounds and/or Improved


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Active Compounds identified by screening of the NeoMorph Screening Libraries pursuant to Section 2.2 as Selected Compounds; provided, that at any given time Schering may not designate Active Compounds and Improved Active Compounds representing more than [*] different Chemotypes against a given Target from the NeoMorph Screening Library. The parties acknowledge and agree that the foregoing limitation does not apply to the NeoMorph Focused Libraries. [*] Selected Compounds that Schering may designate from the NeoMorph Focused Libraries. With respect to each Target, Schering shall use diligent efforts to identify and designate at least one Selected Compound within [*] following Schering's receipt of the Final Target Report for all screening against such Target in accordance with Section 2.5(b) and ATTACHMENT A. In the event that the Schering does not designate any Selected Compounds with respect to such Target, then upon expiration of the applicable [*] period, Schering's right to designate Selected Compounds with respect to such Target shall expire. If the NeoMorph Screening Library is subsequently re-screened against a given Target pursuant to Section 2.1(e) and new Active Compounds and/or Improved Active Compounds are identified as a result of such re-screening, then to the extent Schering's right to designate Selected Compounds against such Target has previously expired, Schering shall have a renewed right to designate Selected Compounds arising from such re-screening on the same terms as set forth above.

          (b) Effective upon the date of receipt by NeoGenesis of notice from Schering, pursuant to Section 2.7(a) that one or more Active Compounds and/or Improved Active Compounds have been designated as Selected Compounds, NeoGenesis grants to Schering an exclusive option to obtain the exclusive license provided for in Article 3 with respect to such Selected Compounds and related Derivative Compounds (including without limitation any Compounds contained in a NeoMorph Focused Library prepared based upon such Selected Compound). The masking of the Selected Compound(s) (and any Preliminary Compounds, Active Compounds and Improved Active Compounds of the same Chemotype(s) as such Selected Compound(s)) from the NeoMorph Screening Library in accordance with Section 2.3 shall be maintained during the applicable Option Period (as defined below). In addition, within [*] following receipt of notification from Schering identifying Selected Compounds, NeoGenesis shall amend ATTACHMENT B to identify any applicable NeoGenesis Patent Rights not previously identified to Schering. The "OPTION PERIOD" with respect to each Selected Compound identified pursuant to Section 2.7(a), shall extend until the later of: (i) the [*] anniversary of the expiration of the Screening Program for the applicable Target, or (ii) in the event that Schering is conducting an active internal medicinal chemistry research program to identify Derivative Compounds based upon such Selected Compound (as documented with written notice to NeoGenesis), a period of [*] following the termination of such medicinal chemistry program. For purposes of this Section 2.7(b), Schering shall be deemed to be conducting an active medicinal chemistry program if at least [*] working full time on the design and discovery of Derivative Compounds with respect to a given Selected Compound. Schering shall provide NeoGenesis with written certification, [*] every [*], during the performance of such medicinal chemistry program for purposes of monitoring the expiration of the Option Period.

          (c) Schering shall have the right to exercise the option granted to it under Section 2.7(b) with respect to one or more Selected Compounds (and related Derivative Compounds, including without limitation any Compounds contained in a NeoMorph Focused


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Library prepared based upon such Selected Compound) at any time prior to the expiration of the applicable Option Period, by providing written notice to NeoGenesis to that effect. The exclusive licenses granted to Schering pursuant to Article 3 with respect to such Selected Compounds (and related Derivative Compounds, including without limitation any Compounds contained in a NeoMorph Focused Library prepared based upon such Selected Compound) shall become effective upon NeoGenesis' receipt of such notice, and Schering shall pay the applicable license fee under Section 4.2 to NeoGenesis within five (5) business days of such notice. As of such date of such notice, the masking of the applicable Selected Compound(s) (and related Derivative Compounds, including without limitation any Compounds contained in a NeoMorph Focused Library prepared based upon such Selected Compound), as well as any Preliminary Compounds, Active Compounds and Improved Active Compounds of the same Chemotype as such Selected Compound, from the NeoMorph Screening Library in accordance with Section 2.3 shall become permanent, and during the term of this Agreement NeoGenesis shall continue take such other steps as are reasonably necessary to ensure that information with regard to the Selected Compounds and the relevant Active Compounds, Improved Active Compounds and Preliminary Compounds of the same Chemotype as such Selected Compounds are no longer available or accessible to any third party.

          (d) In the event that Schering fails to exercise its option rights with respect to one or more Selected Compounds prior to the expiration of the applicable Option Period, then upon expiration of the Option Period Schering's option right shall expire with respect to the applicable Selected Compound(s), the licenses provided for in Article 3 with respect to such Selected Compound(s) shall be void and of no further force or effect, and NeoGenesis shall be free to unmask such Selected Compound(s) in the NeoMorph Screening Library.

          (e) In the event that during the applicable Option Period, one or more Selected Compounds with respect to a given Target become Designated Compounds and Schering has not, as of the effective date of such designation, exercised the option and paid the license fee due under section 4.2 with respect to Selected Compounds against such Target, then the license fee shall be paid concurrently with the milestone payment due upon designation of such Designated Compounds in accordance with Section 2.8.

          (f) Schering shall not begin screening any Selected Compound or related Derivative Compounds against any biological targets other than Targets until such time as it has exercised its option in accordance with Section 2.7(c) and paid the applicable licensee fee.

     2.8  PRODUCT DEVELOPMENT.

          (a) During the term of this Agreement, Schering shall, at its expense, conduct a research and development program to evaluate Selected Compounds and Derivative Compounds as potential candidates for commercial development as Licensed Products. Such efforts may include the performance of further medicinal chemical research based upon such Selected Compounds and Derivative Compounds, as well as biological, pharmacokinetic and toxicology studies and other preclinical research activities. Schering shall have sole discretion


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over the scope of such research and development program, and the selection of which Selected Compounds and Derivative Compounds will be the focus of such activities.

          (b) Schering shall notify NeoGenesis in writing in the event that Schering, in its sole discretion (based on Schering's good faith evaluation of the satisfaction of the applicable Success Criteria by such Selected Compound or Derivative Compound), decides to proceed with a development program for any Selected Compounds or Derivative Compounds as suitable candidates for drug development (thereafter, each a "DESIGNATED COMPOUND"). A Selected Compound or Derivative Compound will be deemed to be a Designated Compound upon the earlier of that date on which (i) Schering (or its Affiliate) formally approves proceeding with full development of such Compound, or (ii) Schering (or its Affiliate) initiates IN VIVO toxicology trials necessary, and meeting U.S. FDA (or corresponding European or Japanese) standards, for obtaining approval for use of such Compound in human clinical trials, unless Schering sooner designates such Selected Compound or Derivative Compound as a Designated Compound with notice to NeoGenesis. Upon Schering's designation of a Designated Compound, Schering shall thereafter, at its expense, use Commercially Reasonable Efforts to develop and commercialize Licensed Products incorporating the Designated Compound in the Territory. Schering shall be solely responsible for determining in which countries in the Territory to develop and commercialize each Licensed Product, provided that it shall use Commercially Reasonable Efforts to obtain Regulatory Approval and to market and sell each Licensed Product in the Major Market Countries.

          (c) Subject to Schering's diligence obligations under this Agreement, the Parties acknowledge and agree that all business decisions regarding research, development and commercialization of Designated Compounds and Licensed Products including, without limitation, decisions relating to the design, development, manufacture, sale, price, distribution, marketing and promotion of Licensed Products under this Agreement, and the decision of whether to develop a particular Designated Compound, or to develop and commercialize a particular Licensed Product, shall be within the sole discretion of Schering.

          (d) Schering shall have no quotas or other minimum diligence obligations with regard to the number of Designated Compounds and/or Licensed Products to be developed and commercialized hereunder. The parties acknowledge and agree that so long as Schering is using Commercially Reasonable Efforts to discover, develop and commercialize [*] Licensed Product in the Territory, Schering shall be deemed to be in compliance with its diligence obligations under this Agreement.

     2.9 COMMERCIALIZATION OF LICENSED PRODUCTS. With respect to each Licensed Product developed and commercialized by Schering, or its designated Affiliates, under this Agreement, Schering shall be solely responsible, at its sole expense, for all aspects of the development and commercialization of the Licensed Product in the Territory, including, without limitation:


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     (i)  the manufacture of Designated Compounds and Licensed Products in accordance with the applicable Regulatory Approvals, laws, Good Laboratory Practices and Good Manufacturing Practices;

     (ii) preparation, filing, obtaining, maintaining and supporting, in its own name or that of its designated Affiliate, with the appropriate regulatory authorities of all regulatory approvals, authorizations, permits and licenses (including, without limitation, all Regulatory Approvals) that are necessary to conduct clinical studies of Licensed Products and/or to manufacture, import, distribute, market and sell Licensed Products;

     (iii) the reporting all adverse events associated with any Licensed Product to the appropriate regulatory authorities in accordance with applicable laws, rules and regulations in the Territory; and

     (iv)  the distribution, marketing, promotion and sale of Licensed Products.

Following the expiration of the Screening Program, Schering shall provide NeoGenesis with semi-annual reports summarizing the status of Schering's development and commercialization activities with respect to each Licensed Product being developed under this Agreement. In addition, Schering shall notify NeoGenesis in writing upon the filing of each application for Regulatory Approval of a Licensed Product in the Territory.

     2.10 DILIGENCE EXCEPTIONS. All of Schering's diligence obligations hereunder with respect to each Licensed Product being developed or commercialized hereunder are expressly conditioned upon the continuing absence of any adverse condition or event which warrants a delay in commercialization of the Licensed Product due to an adverse condition or event relating to the safety or efficacy of such Licensed Product or unfavorable pricing, pricing reimbursement, labeling or lack of regulatory approval, and Schering shall have no obligation to develop or market any such Licensed Product so long as in Schering's reasonable opinion any such condition or event exists.

     2.11 THIRD PARTY LICENSES. Schering shall be solely responsible for (a) obtaining any and all licenses from third parties necessary or desirable to develop or commercialize any Licensed Product and (b) any and all consideration payable with respect to such licenses. The decision as to whether or not to obtain any such third party licenses relating to Licensed Products, and the negotiation and acceptance of the terms and conditions for any such licenses, shall be within the sole discretion and control of Schering, and nothing herein shall be construed as obligating Schering to obtain any such third party licenses.

     2.12 COMPLIANCE WITH LAW. Schering shall be responsible for ensuring that all activities related to the development and commercialization of Licensed Products conducted by or on its behalf are performed in compliance with all applicable laws, rules and regulations (including, but not limited to, those related to occupational safety and health, public safety and


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health, protecting the environment, the disposal of wastes, Good Clinical
Practices, Good Laboratory Practices and Good Manufacturing Practices, as applicable).


3.   LICENSES; INTELLECTUAL PROPERTY RIGHTS

     3.1 LICENSE TO LICENSED PRODUCTS. NeoGenesis hereby grants to Schering, and Schering hereby accepts, an exclusive (even as to NeoGenesis), right and license in the Territory and within the Field under the NeoGenesis Patent Rights and to use the NeoGenesis Know-How to make, have made, use, distribute, promote, market, offer for sale, sell, import and export Licensed Products. The licenses granted to Schering under this Section 3.1 include the right to grant sublicenses to Affiliates or third parties in accordance with the provisions of
Section 3.3. Schering shall mark or have marked all containers or packages of Licensed Products that are the subject of the license granted under this Section
3.1 in accordance with the patent marking laws of the jurisdiction in which such Licensed Products are manufactured, used or sold. For purposes of clarity and avoidance of doubt, it is acknowledged that the exclusive licenses granted hereunder shall not be construed as encompassing Compounds other than Selected Compounds (and Active Compounds, Improved Active Compounds and Preliminary Compounds of the same Chemotype as such Selected Compounds), Derivative Compounds and Designated Compounds.

     3.2 LICENSE TO COMPOUNDS. NeoGenesis hereby grants to Schering, and Schering hereby accepts, an exclusive (even as to NeoGenesis), right and license in the Territory and within the Field under the NeoGenesis Patent Rights and to use the NeoGenesis Know-How to research, develop, make, have made, import, export and use the Selected Compounds (and Active Compounds, Improved Active Compounds and Preliminary Compounds of the same Chemotype as such Selected Compounds), Designated Compounds and Derivative Compounds, for research purposes and to develop Licensed Products. The licenses granted to Schering under this
Section 3.2 include the right to grant sublicenses to Affiliates or third parties in accordance with the provisions of Section 3.3. Schering shall mark or have marked all containers or packages of Selected Compounds Derivative Compounds and Designated Compounds that are the subject of the license granted under this Section 3.1 in accordance with the patent marking laws of the jurisdiction in which such Selected Compounds, Derivative Compounds and Designated Compounds are manufactured, used or sold.

     3.3 SUBLICENSING. Schering's shall have the right to grant sublicenses under this Agreement to third parties and/or Affiliates; provided that all such sublicenses shall be consistent with the terms and conditions of this Agreement, and in particular shall include provisions to ensure that such sublicense is subject to the obligations set forth in Section 3.1(last sentence), 4.4, 4.5, 4.6, 4.7 and 8.3(b) (last sentence) of this Agreement. Schering shall remain responsible to NeoGenesis for all of its sublicensees financial and other obligations under this Agreement. Schering's sublicensees shall have no further right to grant sublicenses, and any sublicense granted by Schering under this Agreement shall not be assigned, transferred or otherwise conveyed by the sublicensee to any third party, as a matter of law or through any action by sublicensee, without the prior written consent of NeoGenesis.


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     3.4  RETAINED RIGHTS.

          (a) Title to the NeoGenesis Know-How and NeoGenesis Patent Rights shall at all times remain vested in NeoGenesis, and this Agreement does not convey to Schering any ownership rights or other interest in any NeoGenesis Know-How or NeoGenesis Patent Rights, by implication, estoppel or otherwise, except for those rights and licenses expressly granted under this Agreement.

          (b) Title to the Schering Know-How and Schering Patent Rights shall at all times remain vested in Schering, and this Agreement does not convey to NeoGenesis any ownership rights or other interest in any Schering Know-How or Schering Patent Rights, by implication, estoppel or otherwise, except for the rights and licenses expressly granted under this Agreement.

          (c) The parties acknowledge and agree that notwithstanding the exclusive licenses granted to Schering hereunder, with respect to the NeoGenesis Know-How and NeoGenesis Patent Rights, NeoGenesis shall retain the right to continue to use its NeoMorph Screening Library to screen target proteins (other than Targets) for third parties; PROVIDED that NeoGenesis complies with all of its obligations with respect to the masking of Preliminary Compounds, Active Compounds, Improved Active Compounds and Selected Compounds from the NeoMorph Screening Library.

     3.5  INVENTIONS.

          (a) Title to and ownership of all Inventions directly related to (i) Selected Compounds, Derivative Compounds, Designated Compounds and Licensed Products, or the manufacture or use thereof, or (ii) Targets provided to NeoGenesis by Schering, in each case regardless of inventorship, as well as those Inventions subject to Section 3.5(b)(ii), shall be the sole property of Schering (hereinafter "SCHERING INVENTIONS") and are included in Schering Know-How and/or Schering Patent Rights, as the case may be. NeoGenesis hereby assigns and agrees to assign to Schering all of NeoGenesis' right, title and interest in such Schering Inventions; such assignment to take effect with respect to particular Selected Compounds (and related Derivative Compounds, Designated Compounds and Licensed Products) upon the date NeoGenesis receives notice from Schering pursuant to Section 2.7(c) that Schering has decided to exercise its option to exclusively license the Selected Compounds and related Derivative Compounds; and NeoGenesis shall use Commercially Reasonable Efforts to perfect such assignment (at Schering's expense). Title to and ownership of all Inventions directly related to the NeoMorph Screening Library, ALIS screening technology or QSCD (regardless of inventorship), as well as those Inventions subject to Section 3.5(b)(i) (hereinafter "NEOGENESIS INVENTIONS"), shall be the sole property of NeoGenesis and are included in NeoGenesis Know-How and/or NeoGenesis Patent Rights, as the case may be. Schering hereby assigns and agrees to assign to NeoGenesis, all of Schering's right title and interest (if any) in such NeoGenesis Inventions and Schering shall use Commercially Reasonable Efforts to perfect such assignment (at the NeoGenesis' expense).


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          (b) Title to and ownership of all other Inventions arising from the
Screening Program and which are not covered by Section 3.5(a) shall be determined as follows:

          (i) Inventions made solely by one or more employees or agents of NeoGenesis shall be the sole property of NeoGenesis are NeoGenesis Inventions and are included in NeoGenesis Know-How and/or NeoGenesis Patent Rights, as the case may be.

          (ii) Inventions made solely by one or more employees or agents of Schering shall be the sole property of Schering, are Schering Inventions, and are included in Schering Know-How and/or Schering Patent Rights, as the case may be.

          (iii) Inventions made jointly by one or more employees or agents of NeoGenesis and one or more employees or agents of Schering shall be the joint property of NeoGenesis and Schering (hereinafter "JOINT INVENTIONS").

In determining each party's contribution to Inventions arising under this Agreement, inventorship shall be determined in accordance with United States patent law.

     3.6 PATENT PROTECTION FOR INVENTIONS. Each of NeoGenesis and Schering shall promptly disclose to the other knowledge of any Inventions arising in connection with the Screening Program. Responsibility for the preparation, filing, prosecution and maintenance of any patent applications and patents claiming such Inventions shall be determined based upon ownership of the Inventions and shall be handled in accordance with the provisions of this
Section 3.6. Within forty five (45) days following disclosure of any Invention(s), the parties shall classify such Invention as a Schering Invention, a NeoGenesis Invention or a Joint Invention and shall update ATTACHMENT C to add such Invention and reflect such classification.

          (a) NeoGenesis shall have the right and responsibility to prepare, file, prosecute, and maintain all patent applications and patent within the NeoGenesis Patent Rights throughout the Territory at NeoGenesis sole expense, including, without limitation, those with respect to NeoGenesis Inventions. NeoGenesis shall have sole discretion as to all such activities with regard to the NeoGenesis Patent Rights. NeoGenesis shall keep Schering currently advised as to the status of all patents and patent applications with respect to the NeoGenesis Patent Rights and shall supply Schering promptly with copies of all patents, patent applications, substantive patent office actions, substantive responses received or filed in connection with such applications. Schering may offer comments and suggestions with respect to the matters that are the subject of this Section 3.6(a) and NeoGenesis agrees to consider such comments and suggestions; PROVIDED that nothing herein shall obligate NeoGenesis to adopt or follow such comments or suggestions. In the event that NeoGenesis elects not to file for patent protection for any NeoGenesis Inventions or elects not to continue to prosecute or maintain a patent or patent application under the NeoGenesis Patent Rights it shall notify Schering of such decision at least forty-five (45) days prior to the due date of any action or payment due with respect thereto.


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Schering shall have the right, but not the obligation to assume the responsibility therefor at its own cost and expense.

          (b) Schering and NeoGenesis, acting through the Steering Committee, shall select and retain patent counsel mutually acceptable to each of them for the purpose of preparing, prosecuting, issuing and maintaining appropriate patent applications concerning Joint Inventions. NeoGenesis, in consultation with Schering, shall be primarily responsible for the preparation, filing (including foreign filing decisions), prosecution and maintenance of such patent applications and patents relating to Joint Inventions. NeoGenesis shall furnish or have furnished to Schering copies of documents relevant to the same and provide Schering with the opportunity to review and comment on patent decisions made by patent counsel. Any disagreements between NeoGenesis and Schering with respect to preparation, filing, prosecution, issuance and maintenance matters will be discussed and resolved to their mutual satisfaction using the procedures specified in Section 9.1, if necessary; PROVIDED, that to the extent that any disagreement regards only the costs associated with a particular proposed action, NeoGenesis may assume responsibility for such costs and the requirement that the parties mutually agree upon resolution of the matter shall not apply. Each party shall be responsible for fifty percent (50%) of all expenses associated with the preparation, filing, prosecution, issuance and maintenance of patents or other intellectual property protection for Joint Inventions. In the event that either party elects not to pursue a particular action with respect to which the parties disagree regarding costs, the other party shall have the right to assume such costs and to have such action taken; PROVIDED FURTHER that the non-paying party's licenses hereunder shall exclude any intellectual property rights that are the subject of such action (e.g., patent coverage in a particular country) unless and until such party reimburses the other party for one-half (50%) of the costs of such action.

          (d) Schering shall have the sole right, but not the obligation, to file, prosecute, and maintain, at Schering's sole expense, each of the Schering Patent Rights throughout the Territory. Upon request, and at Schering's expense, NeoGenesis will provide Schering with reasonable assistance to prepare, file, prosecute, maintain and defend the Schering Patent Rights, and will take all steps necessary to enable Schering to perfect its rights and title to the Schering Patent Rights with respect to any Schering Inventions. Reasonable assistance shall include, without limitation, providing Schering any data and information relating to such Schering Inventions and access to the NeoGenesis employees who are inventors of such Schering Inventions, as well as causing the execution of any patent assignment or other documents.

     3.7 ENFORCEMENT. Each party shall promptly notify the other of its knowledge of any actual or potential infringement of the NeoGenesis Patent Rights, the Schering Patent Rights or any Joint Inventions.

          (a) NeoGenesis shall be solely responsible for defense and enforcement of NeoGenesis Know-How and NeoGenesis Patent Rights. Schering shall be solely responsible for the defense and enforcement of Schering Know-How and Schering Patent Rights. In the event that either party recovers any sums in such litigation by way of damages or in settlement thereof, such party shall have the right to retain all such sums; PROVIDED that any recovery of ordinary


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damages by Schering to the extent based upon third party sales of products that infringe upon Compound Patent Rights shall be deemed to be Net Sales and Schering shall pay NeoGenesis an amount calculated in accordance with Section
4.4 to reimburse NeoGenesis for royalties due on lost sales of Licensed Product represented by such ordinary damages; PROVIDED FURTHER that this allocation shall not apply with respect to special or punitive damages, and that Schering shall be entitled to deduct all litigation costs incurred by it in connection therewith from such settlement or award prior to calculating such royalties.

          (b) Schering shall have the first option to pursue any enforcement or defense of any patents claiming Joint Inventions within the Field and the Territory ("JOINT PATENT RIGHTS"); PROVIDED, that Schering pays all costs and expenses related thereto. Schering shall have three (3) months from the date it receives notice of such infringement to obtain a discontinuance of such infringement or bring suit against the third party infringer. Schering shall keep NeoGenesis reasonably informed of the status of such activities. NeoGenesis shall provide reasonable assistance to Schering in any suit for infringement of a Joint Patent Right brought by Schering against a third party, and shall have the right to consult with Schering and to participate in and be represented by independent counsel in such litigation at its own expense. For purposes of this
Section 3.7(b), reasonable assistance shall mean providing Schering reasonable access to information, materials and NeoGenesis personnel which Schering reasonably determines is necessary to enable Schering to conduct the suit. Schering shall periodically reimburse NeoGenesis for its out-of-pocket costs (excluding the costs of retaining independent counsel) incurred in cooperating with Schering. Schering shall incur no liability to NeoGenesis as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Joint Patent Rights invalid or unenforceable. In the event that Schering recovers any sums in such litigation by way of damages or in settlement thereof, Schering shall have the right to retain all such sums; PROVIDED that any recovery of ordinary damages to the extent based upon third party sales of products that infringe upon the Joint Patent Rights shall be deemed to be Net Sales and Schering shall pay NeoGenesis an amount calculated in accordance with Section 4.4 to reimburse NeoGenesis for royalties due on lost sales of Licensed Product represented by such ordinary damages; PROVIDED FURTHER that this allocation shall not apply with respect to special or punitive damages and that Schering shall be entitled to deduct all litigation costs incurred by it in connection therewith from such settlement or award prior to calculating such royalties.

          (c) If, after the expiration of the three (3) month period specified in Section 3.6(b), Schering has not overcome the allegation of infringement, obtained a discontinuance of such infringement, or brought suit against the third party infringer, then, provided such infringement is substantial, NeoGenesis shall have the right, but not the obligation, to bring suit against such infringer under the Joint Patent Right, provided that NeoGenesis shall bear all the expenses of such suit. Schering shall provide reasonable assistance to NeoGenesis in any suit for infringement of a Joint Patent Right brought by NeoGenesis against a third party, and shall have the right to consult with NeoGenesis and to participate in and be represented by independent counsel in such litigation at its own expense. For purposes of this Section 3.6(c), reasonable assistance shall mean providing NeoGenesis reasonable access to information, materials and Schering personnel which NeoGenesis reasonably determines is necessary to enable NeoGenesis


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to conduct the suit. NeoGenesis shall periodically reimburse Schering for its out-of-pocket costs (excluding the costs of retaining independent counsel) incurred in cooperating with NeoGenesis. NeoGenesis shall incur no liability to Schering as a consequence of such litigation or any unfavorable decision resulting therefrom, including any decision holding any of the Joint Patent Rights invalid or unenforceable. In the event that NeoGenesis recovers any sums in such litigation by way of damages or in settlement thereof, NeoGenesis shall have the right to retain all such sums.

          (d) Each party shall immediately give written notice to the other of any certification of which it becomes aware filed pursuant to the Waxman-Hatch Act (21 U.S.C. Section 355(b)(2)(A), or Section 355(j)(2)(A)(vii)), or any amendment or successor statute thereto, at least fourteen (14) days prior to expiration of the forty five (45) day period set forth in 21 U.S.C. Section 355(c)(3)(c) (or any amendment or successor statute thereto).

          3.8 LIST OF NEOGENESIS PATENT RIGHTS. The NeoGenesis Patent Rights exclusively licensed to Schering pursuant to Sections 3.1 and 3.2 shall be listed in ATTACHMENT B, which shall be amended from time to time during the term of this Agreement to reflect additions or changes to the NeoGenesis Patent Rights in accordance with Section 2.7. For the avoidance of doubt, to the extent that ATTACHMENT B is not updated to include any NeoGenesis Patent Rights that are directly related to any Selected Compounds (and Active Compounds and Improved Active Compounds of the same Chemotype as such Selected Compounds), Designated Compounds, Derivative Compounds and/or Licensed Products within the scope of an exclusive license granted to Schering under Sections 3.1 and 3.2, NeoGenesis agrees that it shall not have any action against Schering in relation thereto and shall automatically amend ATTACHMENT B to include such NeoGenesis Patent Rights.

     4.   CONSIDERATION

          4.0 ADDITIONAL PAYMENT OBLIGATIONS. The parties acknowledge that Schering's payment obligations as set forth in Sections 4.1, 4.2, 4.3 and 4.4 of this Agreement are in addition to the payment obligations of Schering-Plough Ltd. set forth in Sections 4.1, 4.2, 4.3 and 4.4 of the International Agreement.

          4.1 RESEARCH FUNDING. In consideration for the performance of the Screening Program and activities related thereto by NeoGenesis, Schering shall pay to NeoGenesis research funding during the term of the Screening Program at the rate of [*] term of the Screening Program. Such payments constitute [*] payment for FTEs at a rate of [*] per year per FTE, with [*] of such funding to be paid by Schering-Plough Ltd. under the terms of the International Agreement. The amount of such funding shall be based upon the actual number of FTEs assigned by NeoGenesis to work on the Screening Program pursuant to Section 2.2(f), it being understood that except as otherwise agreed by the parties in writing, research funding shall be paid based upon [*] FTEs. Research funding shall be payable in equal quarterly installments during the term of the Screening Program, with the first such payment due within [*] after the Effective Date and each successive payment due quarterly in advance on the first day of each calendar quarter starting on October 1, 2001. It is understood and agreed by the parties that first


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two research funding payments due under this Agreement [*] represents payment for work performed by NeoGenesis in connection with the Screening Program during the entire 2001 calendar year, including activities performed during the period extending from January 1, 2001 until the Effective Date. In the event that the term of the Screening Program is extended, the FTE rate payable under this
Section 4.1 in each such extension year shall be increased by the CPI (as defined below). If Schering is unwilling to provide funding for such documented cost increases and the parties are unable to resolve such funding matter to their mutual satisfaction within forty five (45) days then the Screening Program shall not be extended for such extension year. If in any quarterly funding period, actual expenditures by NeoGenesis with respect to FTE's exceed the amount budgeted for the period, the overrun will be carried forward for the next period and paid for from the next payment(s); PROVIDED, that Schering payment obligations for any year of the Screening Program shall not exceed the budgeted amount for such year unless Schering has agreed to fund additional FTE work beyond that budgeted for such year by means of a written amendment to this Agreement approved in writing by the parties. For purposes of this Section 4.1, "CPI" means the Consumer Price Index for [*], as published by the Bureau of Labor Statistics of the United States Department of Labor. In the event that the Bureau of Labor Statistics ceases to publish the CPI or substantially changes its content or format in a manner that precludes its further use hereunder, Schering and NeoGenesis shall substitute therefor another comparable measure published by an agreed-upon source.

     4.2  LICENSE FEES/EQUITY PURCHASE.

          (a) In partial consideration for the licenses and other rights granted to Schering hereunder, Schering shall pay to NeoGenesis a license fee of [*] with respect to each Target for which one or more Selected Compounds are designated pursuant to Section 2.7. Each such license fee shall be payable within [*] after the effective date of the licenses to such Selected Compounds, as provided under Section 2.7(b). The license fee shall be payable [*], irrespective of the number of Selected Compounds, Designated Compounds or Licensed Products which may be identified and/or developed with respect thereto. Payment of any license fees under this Section 4.2(a) shall be made concurrently with payment of the corresponding license fees under Section 4.2(a) of the International Agreement.

          (b) Schering agrees to subscribe for and purchase, and NeoGenesis agrees to authorize and issue to Schering, an aggregate five million dollars and thirty-seven cents ($5,000,000.37) worth of Series E (non-voting) Preferred Stock, $.001 par value per share, at a price of five and 97/100's dollars ($5.97) per share. Such equity investment shall be made pursuant to a separate Series E Preferred Stock Purchase Agreement containing mutually acceptable terms (the "Stock Purchase Agreement"), which is attached hereto as ATTACHMENT F. Such equity subscription shall be made within thirty (30) days following the Effective Date unless the parties agree to extend the time for the consummation of such subscription.

          (c) Effective as of the first anniversary of the Effective Date and subject to the applicable laws rules and regulations that restrict the ability of NeoGenesis to permit purchases of shares in connection with its initial public offering ("IPO"), including any Securities and Exchange Commission regulations, Schering shall have the option, exercisable in its sole


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discretion, to purchase from NeoGenesis, and in such event NeoGenesis shall sell to Schering, additional shares of NeoGenesis common stock having an aggregate value of five million dollars ($5,000,000). Such option may be exercised solely in connection with NeoGenesis' IPO and shall be exercised at a price per share for such Common Stock equal to the price at which such shares are offered to the public in such initial public offering. The option set forth in this Section 4.2(c) shall expire and be of no further force or effect if: (i) NeoGenesis does not complete an IPO by the third anniversary of the Effective Date or (ii) this Agreement has been terminated prior to the completion of NeoGenesis' IPO.

     4.3 MILESTONES. In partial consideration for the licenses and other rights granted to Schering hereunder, Schering shall pay to NeoGenesis the following payments upon the occurrence of the indicated milestone event.

          (a) with respect to any Designated Compound (and any Licensed Products based upon such Designated Compound) which is being developed based upon activity with respect to a specific Target, and was discovered as a result of optimization of one or more Lead Compounds by NeoGenesis pursuant to Section 2.2(b):

          (i)   [*] upon designation of such Designated Compound pursuant to
                Section 2.8;

          (ii) [*] upon initiating treatment of the first patient in a Phase I clinical trial for the applicable Licensed Product under an approved IND (or its equivalent);

          (iii) [*] upon initiating treatment of the first patient in a Phase III clinical trial for the applicable Licensed Product;

          (iv) [*] upon filing and acceptance of the first NDA (or its European or Japanese equivalent) for the applicable Licensed Product; and

          (v) [*] upon receipt of the first Regulatory Approval for the applicable Licensed Product in a Major Market Country.

          (b) with respect to any Designated Compound (and any Licensed Products based upon such Designated Compound) which is being developed based upon activity with respect to a specific Target, but was not discovered as a result of optimization of one or more Lead Compounds by NeoGenesis pursuant to Section 2.2(b):

          (i)   [*] upon designation of such Designated Compound pursuant to
                Section 2.8;

          (ii) [*] upon initiating treatment of the first patient in a Phase I clinical trial for the applicable Licensed Product under an approved IND (or its equivalent);


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          (iii) [*] upon initiating treatment of the first patient in a Phase
                III clinical trial for the applicable Licensed Product;

          (iv) [*] upon filing and acceptance of the first NDA (or its European or Japanese equivalent) for the applicable Licensed Product; and

          (v) [*] upon receipt of the first Regulatory Approval for the applicable Licensed Product in a Major Market Country.

          (c) All payments made to NeoGenesis by Schering pursuant to Section 4.3(a) or (b) shall be due within thirty (30) days after the achievement of the corresponding milestone and shall be nonrefundable and not creditable against other amounts due to NeoGenesis. The payments provided for under this Section
4.3 shall only be payable once upon the first achievement of the indicated milestone with respect to Designated Compound and/or Licensed Product developed against a particular Target and no additional payments shall be due on subsequent or repeated achievement of the same milestone for another Designated Compound and/or Licensed Product developed against the same Target. No milestones shall be payable under this Section 4.3 with respect to (i) any compounds or products other than Designated Compounds and Licensed Products, or
(ii) any Designated Compounds or Licensed Products being developed based upon [*].

          (d) In the event that Schering ceases all clinical development for a Designated Compound/Licensed Product (a "Discontinued Product") for which one or more milestones have been paid pursuant to this Section 4.3, no payment shall be due under this Section 4.3 with respect to the achievement of the same milestone(s) with respect to the another Designated Compound or Licensed Product discovered or developed against the same Target as the Discontinued Product (a "Back-up Product"). In the event that the Back-up Product achieves milestones which were not previously achieved by the relevant Discontinued Product, such milestone payments will be paid in accordance with this Section 4.3.

     4.4 ROYALTIES. In partial consideration for the licenses and other rights granted to Schering hereunder, Schering shall pay royalties to NeoGenesis based upon Net Sales of Licensed Products in the Territory.

          (a) The royalties payable to NeoGenesis on Net Sales of Licensed Products in the Territory by Schering, its Affiliates and sublicensees, shall be determined as follows:

          (i) [*] of Net Sales of Licensed Products in the Territory where the Designated Compound in such Licensed Product was discovered as a result of optimization of one or more Lead Compounds by NeoGenesis pursuant to Section 2.2(b); or

          (ii) [*] of Net Sales of Licensed Products in the Territory where the Designated Compound in such Licensed Product was not discovered as a


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               result of optimization of one or more Lead Compounds by
               NeoGenesis pursuant to Section 2.2(b); or

          (iii) [*] of Net Sales of Licensed Products in the Territory where the Designated Compound in such Licensed Product is a Derivative Compound derived from an Selected Compound identified through Schering's screening of a Selected Compound against a target other than the specific Target(s) for which the Selected Compound was screened by NeoGenesis.

          (b) Starting with the First Commercial Sale of each Licensed Product in the Territory, Schering shall provide NeoGenesis with quarterly reports of Net Sales by country of each Licensed Product in the Territory. Each such quarterly report shall be provided to NeoGenesis not later than sixty (60) days following the close of the relevant calendar quarter, (i.e., following each March 31, June 30, September 30 and December 31). Concurrently with the making of such reports, Schering shall pay to NeoGenesis royalties due for such period at the rates specified in Section 4.4(a). The report due for the quarter ending December 31 of each year shall also include the aggregate royalties due NeoGenesis for the entire year.

          (c) Schering's obligation to pay royalties with respect to each Licensed Product shall expire on a country-by-country basis upon the later of
(i) the expiration (or revocation or complete rejection) of the last to expire (or to be revoked or to be completely rejected) of any NeoGenesis Patent Right and/or Compound Patent Right having a Valid Claim covering such Licensed Product in the country, or (ii) ten (10) years from the First Commercial Sale of the Licensed Product in such country. No royalties shall accrue on the disposition of any Licensed Product in reasonable quantities by Schering, its Affiliates or its sublicenses at no charge as samples (promotional or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) or for clinical studies.

     4.5  REMITTANCE.

          (a) All royalties, milestone and other payments required under this
Article 4 shall be made by bank wire transfer in United States dollars in immediately available funds to an account designated by NeoGenesis. Royalties shall be deemed payable by the entity making the Net Sales from the country in which earned in local currency and subject to foreign exchange regulations then prevailing. Royalty payments shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. The rate of exchange to be used in any such conversion from the currency in the country where such Net Sales occurs shall be in accordance with the policy set forth in ATTACHMENT D attached hereto.

          (b) In the event that any payment due NeoGenesis under this Agreement is not made when due, the amount due shall accrue interest beginning on the fifth day following the final date on which such payment was due, calculated at the annual rate equal to two percent (2%) above the prime interest rate reported in the WALL STREET JOURNAL for the due date, calculated


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from the due date until paid in full. Such payment when made shall be accompanied by all interest so accrued.

          (c) If at any time legal restrictions or prohibitions imposed by national or international authority prevent the conversion of the local currency and such currency cannot be removed from such country such that prompt remittance by Schering of any royalties owed by Schering to NeoGenesis in respect of sales in such country is prevented, the parties shall consult with a view to finding a prompt and acceptable solution, and Schering or its designated Affiliates will make payment through any means as NeoGenesis may lawfully direct at no additional out-of-pocket expense to Schering.. Notwithstanding the foregoing, if royalties in any country cannot be remitted to NeoGenesis for any reason within three (3) months after the end of the calendar quarter during which they are earned, then Schering shall be obligated to pay NeoGenesis in the local currency of such country and shall deposit the relevant royalties in a bank account in such country designated by NeoGenesis and in the name of NeoGenesis.

     4.6 RECORDS. Schering, its Affiliates and sublicensees shall keep and maintain complete, true and accurate books of account and records (prepared in accordance with United States Generally Accepted Accounting Principles, consistently applied) sufficient to determine the amounts of Net Sales and any royalty payments due with respect thereto. All such books and records shall be maintained in accordance with Schering's records retention policies consistently applied but for a period of at least thirty six (36) months from the date of each payment of royalties.

     4.7 INSPECTION. Upon prior written notice Schering and its Affiliates shall, within a period not to exceed forty-five (45) days, permit an independent certified public accounting firm of nationally recognized standing selected by NeoGenesis and reasonably acceptable to Schering, at NeoGenesis' expense, to have access during regular business hours to examine pertinent books and records of Schering and its Affiliates necessary to verify the accuracy of the royalty reports and payments by Schering hereunder. The examination shall be limited to pertinent books and records for any calendar year ending not more than twenty-four (24) months prior to the date of such request. Such inspection right shall not be exercised more than once in any calendar year. The accounting firm employees shall sign confidentiality agreements reasonably acceptable to Schering as a condition precedent to their inspection. Schering may designate competitively sensitive information which such auditor may not disclose to NeoGenesis; PROVIDED, HOWEVER, that such designation shall not encompass the auditor's conclusions. The accounting firm shall disclose to NeoGenesis only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to NeoGenesis. In the event that the accounting firm correctly concludes that a variation or error has occurred resulting in an underpayment of royalties by Schering of five percent (5%) or more of the amount actually due for the period covered by the inspection, Schering shall pay to NeoGenesis in addition to such underpayment, the costs relating to the inspection, within thirty (30) days of receipt of an invoice for such amounts. Any overpayment of royalties by Schering discovered through such audit shall be fully creditable against royalties subsequently due hereunder. Schering shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to Schering, to keep and maintain records of sales made


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pursuant to such sublicense and to grant access to such records by NeoGenesis'
independent accountant to the same extent required of Schering under this Agreement. Upon expiration of the twenty-four (24) month period immediately following the receipt by NeoGenesis of Schering's fourth quarter royalty report for a given calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon NeoGenesis, and Schering, its Affiliates and its sublicensees shall be released from any liability or accountability with respect to royalties for such year, except for instances of fraud or other intentional misconduct.

     4.8 TAXES. If at any time, any jurisdiction within the Territory requires the withholding of income taxes or other taxes imposed upon payments set forth in this Article 4, Schering shall make such withholding payments as required and subtract such withholding payments from the payments to be made to NeoGenesis as set forth in this Article 4, or if applicable, NeoGenesis will promptly reimburse Schering or its designee(s) of the amount of such withholding payments that are not subtracted from the payments made to NeoGenesis as set forth in this Article 4. Schering shall provide NeoGenesis with documentation of such withholding and payment in a manner that is satisfactory for purposes of reporting to the U.S. Internal Revenue Service. Any withholdings paid when due hereunder shall be for the account of NeoGenesis. Withholding payments made by Schering pursuant to this Section 4.8 shall be made based upon financial information provided to Schering by NeoGenesis, and to the extent that such information is incorrect, NeoGenesis shall be liable for any deficiency, and any fine, assessment or penalty imposed by any taxing authority in the Territory for any deficiency in the amount of any such withholding or the failure to make such withholding payment. If Schering is required to pay any such deficiency, or any fine, assessment or penalty for any such deficiency, NeoGenesis shall promptly reimburse Schering for such payments.


5.   CONFIDENTIALITY

     5.1 PUBLICITY. Each of the parties hereto agrees not to disclose to any third party the existence or the terms of this Agreement without the prior written consent of the other party hereto. Notwithstanding the foregoing, the parties may agree upon an initial press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement. In the event of such agreed upon press release, each party may thereafter disclose to third parties the specific information contained in such press release and Q&A without the need for further approval by the other party. Nothing in this Section 5.1 shall prohibit a party from making such disclosures to the extent required under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing party shall use good faith efforts to notify and consult with the other party prior to such disclosure and, where applicable, shall diligently seek confidential treatment to the extent such treatment is available under applicable securities laws.

     5.2  CONFIDENTIALITY.


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          (a)  Confidential Information received by one party (the "RECEIVING
PARTY") from the other party (the "DISCLOSING PARTY") in connection with this Agreement will be used by the Receiving Party solely for the performance of the Screening Program or as otherwise expressly permitted by this Agreement. All Confidential Information will be received and held in confidence by the Receiving Party, and shall not be disclosed to any third party without the prior written consent of the Disclosing Party. Each party acknowledges that, except as expressly set forth herein, it will not obtain any rights of any sort in or to the Confidential Information of the Disclosing Party as a result of such disclosure.

          (b) The Receiving Party will restrict disclosure of the Disclosing Party's Confidential Information to those of the Receiving Party's and its Affiliates' employees, officers, directors, consultants and agents to whom it is necessary to disclose such Confidential Information in connection with the performance of its obligations under this Agreement. The Receiving Party shall use all reasonable efforts, which shall be at least fully commensurate with those employed by the Receiving Party for the protection of its own Confidential Information, to protect the Confidential Information of the Disclosing Party.

          (c)  The confidentiality and use restrictions set forth in this
Article 5 shall not apply to Confidential Information to the extent such information:


               (i) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

               (ii) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

               (iii) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

               (iv) was independently developed by the Receiving Party without the aid, application or use of the Disclosing Party's Confidential Information, as demonstrated by documented evidence prepared contemporaneously with such independent development; or

               (v) was subsequently lawfully disclosed to the Receiving Party, other than under a duty of confidentiality, by a third party that had the right to make such disclosure.

          (d) Each party hereto may use or disclose Confidential Information disclosed to it by the other party to the extent (i) such use or disclosure is reasonably necessary and permitted in the exercise of the rights granted hereunder in filing or prosecuting patent applications and prosecuting or defending litigation, (ii) such disclosure is reasonably required to be made to any institutional review board of any entity conducting clinical trials with Designated


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Compound(s) and/or Licensed Product(s), or to any governmental or other regulatory agency, in order to gain approval to conduct clinical trials or to market Designated Compound(s) and/or Licensed Products, (iii) such disclosure is required by law, regulation, rule, act or order of any governmental authority, court, or agency, or is made in connection with submitting required information to tax or other governmental authorities, or (iv) such disclosure or use is reasonably required in conducting clinical trials, or making a permitted sublicense or otherwise exercising license rights expressly granted to it by the other party pursuant to the terms of this Agreement; in each case, provided that if the Receiving Party is required to make any such disclosure of the Disclosing Party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the Disclosing Party of such disclosure and, except to the extent inappropriate in the case of patent applications, will use its reasonable diligent efforts to secure confidential treatment of such Confidential Information in consultation with the Disclosing Party prior to its disclosure (whether through protective orders or otherwise) and disclose only the minimum necessary to comply with such requirements.

          (e) Following the termination of this Agreement, or at any time upon written request by the Disclosing Party, the Receiving Party shall promptly return to the Disclosing Party all of the Disclosing Party's Confidential Information, including all copies thereof, in its possession; provided that the Receiving Party's legal counsel may retain one (1) copy of the Disclosing Party's Confidential Information in a secure location solely for the purpose of determining its obligations under this Agreement.

     5.3 PUBLICATION. Each of Schering and NeoGenesis acknowledges the other party's interest in publishing its results to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either party, its Affiliates, employees or consultants wishing to make a publication relating to the results of the Screening Program shall deliver to the other party a copy of the proposed written publication or an outline of an oral disclosure at least sixty (60) days prior to submission for publication or presentation. For purposes of this Agreement, the term "publication" shall include, without limitation, abstracts and manuscripts for publication, slides and texts of oral or other public presentations, and texts of any transmission through any electronic media, any computer access system such as the internet, world wide web, or similar medium. The reviewing party shall have the right to
(i) propose modifications to the publication for patent reasons, trade secret reasons or business reasons or (ii) delay the publication or presentation in order to protect patentable information. If the reviewing party requests a delay, the publishing party shall delay submission or presentation for a period not to exceed eighteen (18) months from the filing date of the first patent application covering the information contained in the proposed publication, or shall modify such Publication to eliminate such patentable information. If the reviewing party requests modifications to the publication, the publishing party shall edit such publication to prevent disclosure or trade secret or proprietary business information prior to submission of the publication or presentation.


6.   REPRESENTATIONS AND WARRANTIES.


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     6.1  REPRESENTATIONS AND WARRANTIES OF EACH PARTY. Each of NeoGenesis
and Schering hereby represents, warrants and covenants to the other party hereto as follows:

          (a) it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

          (b) the execution, delivery and performance of this Agreement by such party has been duly authorized by all requisite corporate action;

          (c) it has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder;

          (d) the execution, delivery and performance by such party of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) a loan agreement, guaranty, financing agreement, agreement affecting a product or other agreement or instrument binding or affecting it or its property; (ii) the provisions of its charter or operative documents or bylaws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound;

          (e) except for the governmental and regulatory approvals required to market the Licensed Product(s), the execution, delivery and performance of this Agreement by such party does not require the consent, approval or authorization of, or notice, declaration, filing or registration with, any governmental or regulatory authority and the execution, delivery or performance of this Agreement will not violate any law, rule or regulation applicable to such party;

          (f) this Agreement has been duly authorized, executed and delivered and constitutes such party's legal, valid and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles; and

          (g) it shall comply with all applicable material laws and regulations relating to its activities under this Agreement.

     6.2 NEOGENESIS' REPRESENTATIONS. NeoGenesis hereby represents, warrants and covenants to Schering as follows:

          (a) to the best of NeoGenesis' knowledge, as of the Effective Date, NeoGenesis is the sole and exclusive owner of the NeoMorph Screening Library, the NeoGenesis Patent Rights and the NeoGenesis Know-How free and clear of all liens, charges and encumbrances and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect thereto;


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          (b) as of the Effective Date it has the full right, power and authority to grant all of the right, title and interest in the licenses and other rights granted to Schering under this Agreement;

          (c) to the best of NeoGenesis' knowledge, as of the Effective Date the NeoMorph Screening Library, NeoGenesis Patent Rights and NeoGenesis Know-How, and the use thereof in performance of the Screening Program as contemplated hereunder, do not infringe on any intellectual property rights owned or possessed by any third party;

          (d) during the term of this Agreement, NeoGenesis shall not grant or attempt to grant any licenses, options or other rights to any third party that are contrary to or otherwise inconsistent with the licenses and other rights granted to Schering hereunder;

          (e) as of the Effective Date there are no claims, judgments or settlements against or owed by NeoGenesis or pending or, to the best of NeoGenesis' knowledge, threatened claims or litigation against NeoGenesis relating to the NeoMorph Screening Library, NeoGenesis Patent Rights and NeoGenesis Know-How;

          (f) as of the Effective Date, it is in compliance in all material respects with any agreements with third parties, and during the term of this Agreement (i) it will use diligent efforts not to diminish the rights under the NeoGenesis Patent Rights and NeoGenesis Know-How granted to Schering hereunder, including without limitation, by not committing or permitting any actions or omissions which would cause the breach of any agreements between itself and third parties which provide for intellectual property rights applicable to the performance of the Screening Program, and (ii) it will provide Schering promptly with notice of any such alleged breach; and

          (g) during the term of this Agreement it will not use in any capacity, in connection with any activities to be performed under this Agreement, any individual who has been debarred pursuant to the United States Food, Drug and Cosmetic Act.

     6.3 SCHERING'S REPRESENTATIONS. Schering hereby represents, warrants and covenants to NeoGenesis as follows:

          (a) during the term of this Agreement it will not use in any capacity, in connection with any services to be performed under this Agreement, any individual who has been debarred pursuant to the United States Food, Drug and Cosmetic Act;

          (b) to the best of Schering's knowledge, as of the Effective Date it is the sole and exclusive owner or licensee of the Schering Patent Rights and the Schering Know-How, all of which is free and clear of any liens, charges and encumbrances, and no other person, corporate or other private entity, or governmental entity or subdivision thereof, has or shall have any claim of ownership with respect thereto;


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          (c) to the best of Schering's knowledge, as of the Effective Date it is the owner of the Targets and any other tangible materials to be provided to NeoGenesis hereunder for use in the Screening Program;

          (d) to the best of Schering's knowledge, as of the Effective Date, the use of the Targets in performance of the Screening Program as contemplated hereunder, does not infringe a valid and enforceable claim of any issued U.S. patent owned or possessed by any third party; and

          (e) as of the Effective Date, there are no claims, judgments or settlements against or owed by Schering or pending or, to the best of Schering's knowledge, threatened claims or litigation against Schering relating to the Schering Patent Rights and Schering Know-How.

     6.4  DISCLAIMER.

          (a) EXCEPT FOR THE WARRANTIES EXPRESSLY MADE IN SECTIONS 6.1-6.3, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING, WITHOUT LIMITATION ANY WARRANTY AGAINST INFRINGEMENT OF ANY THIRD PARTY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS, ANY WARRANTY OF MERCHANTABILITY OR ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE NEOMORPH SCREENING LIBRARY, THE NEOMORPH FOCUSED LIBRARIES, QSCD, THE COMPOUNDS, THE ACTIVE COMPOUNDS, THE IMPROVED ACTIVE COMPOUNDS, THE SELECTED COMPOUNDS, THE DESIGNATED COMPOUNDS, THE TARGETS, THE LICENSED PRODUCTS, THE NEOGENESIS KNOW-HOW, THE SCHERING KNOW-HOW, THE SCOPE, VALIDITY OR ENFORCEABILITY OF THE NEOGENESIS PATENT RIGHTS OR THE SCHERING PATENT RIGHTS, OR SUCH PARTY'S OBLIGATIONS UNDER THIS AGREEMENT.

          (b) THE REPRESENTATIONS AND WARRANTIES OF EACH OF NEOGENESIS AND SCHERING EXTEND ONLY TO THE OTHER PARTY. NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 7.2-7.3.


7.   INDEMNIFICATION.

     7.1 INDEMNIFICATION BY SCHERING. Schering shall indemnify, defend and hold harmless NeoGenesis and its Affiliates, and each of its and their respective employees, officers, directors and agents from and against any and all liability, loss, claims, damage, cost, and expense (including reasonable attorneys' fees) arising out of or in connection with third party claims relating to (i) the discovery, development, manufacture, use, testing, marketing, sale or


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other disposition of Designated Compounds and/or Licensed Products by or on
behalf of Schering or its Affiliates or sublicensees, (ii) performance of the Screening Program by Schering, (iii) the use of any and all Targets with respect to which screening or other research activities are conducted in the Screening Program, or (iv) any breach by Schering of its representations and warranties under this Agreement, except, in each case, to the extent such liability, loss, claims, damage, cost or expense is caused by the negligence or willful misconduct of NeoGenesis, its Affiliates, or any of their respective employees, officers, directors or agents.

     7.2 INDEMNIFICATION BY NEOGENESIS. NeoGenesis shall indemnify, defend and hold harmless Schering and its Affiliates, and each of its and their respective employees, officers, directors and agents from and against any and all liability, loss, claims, damage, cost, and expense (including reasonable attorneys' fees) arising out of or in connection with third party claims relating to (i) the performance of the Screening Program by NeoGenesis, except to the extent directly related to the use of Targets provided by Schering, (ii) any breach of NeoGenesis' contractual obligations to third parties, or (iii) any breach by NeoGenesis of its representations and warranties made under this Agreement, except, in each case, to the extent such liability, loss, claims, damage, cost, and expense is caused by the negligence or willful misconduct of Schering, its Affiliates, or any of their respective employees, officers, directors or agents.

     7.3 PROCEDURE. As a condition to the indemnification provided for under Sections 7.1 and 7.2, the indemnified party shall promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") in writing of any claim or suit; PROVIDED, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations under this Article 7, except to the extent such failure actually and materially prejudices the rights of Indemnifying Party to defend against such claim or suit. The Indemnifying Party shall have the right to assume the defense of any suit or claim related to the liability if it has assumed responsibility for the suit or claim in writing; however, if in the reasonable judgment of the indemnified party, such suit or claim involves an issue or matter which could have a materially adverse effect on the business operations or assets of the indemnified party, the indemnified party may retain control of the defense or settlement thereof by providing written notice of such effect to the Indemnifying Party, but in no event shall such action or notice be construed as a waiver of any indemnification rights that the indemnified party may have at law or in equity. If the Indemnifying Party defends the suit or claim, the indemnified party may participate in (but not control) the defense thereof at its sole cost and expense. If Indemnifying Party elects to compromise or defend a claim that is the subject of this Article 7, it shall notify the indemnified party of its decision within thirty (30) days after delivery of the notice described above (or sooner if the nature of the third party claim requires). If Indemnifying Party elects not to defend the indemnified party or fails to notify the indemnified party of its election as provided in this Section 7.3, the indemnified party may pay, compromise or settle such claim (subject to the provisions of Section 7.5) and the indemnified party shall be free to pursue such remedies as may be available under applicable law to recover from Indemnifying Party.

     7.4 LIMITATIONS ON LIABILITY. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Agreement, the parties expressly agree that the liability of such party to the other party for such


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breach shall be limited under this Agreement or otherwise at law or equity to direct damages only and in no event shall a party be liable for punitive, exemplary or consequential damages; PROVIDED that this limitation shall not apply to the extent arising under third party claims which are subject to indemnification under Section 7.1 or Section 7.2.

     7.5 SETTLEMENTS. Neither party may settle a claim or action related to a liability, loss, claims, damage, cost or expense arising in connection with this Agreement without the consent of the other party, which consent shall not be unreasonably withheld, if such settlement would impose any monetary obligation on the other party or require the other party to submit to an injunction or otherwise limit the other party's rights under this Agreement. Any payment made by a party to settle any such claim or action shall be at its own cost and expense; PROVIDED, that in the event and to the extent that an indemnified party enters into a settlement of a matter with respect to which it believes it is entitled to indemnification under this Article 7 after the other party has refused to assume the defense of such matter, the provisions of this Section 7.5 shall not constitute a waiver of such party's right to seek remedies from the other party concerning such matter.

     7.6 INSURANCE. Each party acknowledges and agrees that during the term of this Agreement it shall maintain adequate insurance and/or a self-insurance program for liability insurance, including products liability and contractual liability insurance, to cover such party's obligations under this Agreement. Each party shall provide the other party with evidence of such insurance and/or self-insurance program, upon request.


8.   TERM AND TERMINATION

     8.1 TERM. This Agreement shall take effect as the Effective Date and shall, unless sooner terminated in accordance with Section 8.2 or Section 9.5(a), expire on a Licensed Product-by -Licensed Product and country-by-country basis upon the later of: (i) the expiration of the last-to-expire of the NeoGenesis Patent Rights having a Valid Claim covering the Licensed Product in such country, or (ii) ten (10) years following the First Commercial Sale of the Licensed Product in such country. Upon expiration of this Agreement with respect to a Licensed Product in a given country, the licenses granted to Schering hereunder with respect to such Licensed Product in such country shall become fully paid, royalty-free, irrevocable licenses.

     8.2  TERMINATION.

          (a) Schering shall have the right to terminate this Agreement, with or without cause at any time following the first anniversary of the Effective Date upon one hundred and eighty (180) days written notice.

          (b) During the term of the Screening Program, either party may terminate the Screening Program and this Agreement (i) upon thirty (30) days written notice to the other party if the other party fails to pay any amounts properly due and owing under this Agreement, unless such amount is paid prior to the expiration of such thirty (30) day period, or (ii) upon ninety (90)


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days written notice to the other party if the other party commits a material breach of this Agreement (other than non-payment), unless such breach is cured within the ninety (90) day notice period, or if such breach is not capable of being cured within ninety (90) days unless such party during such ninety (90) day period initiates actions reasonably expected to cure the breach and thereafter diligently proceeds to cure the breach.

          (c) Following completion of the Screening Program, either party may terminate this Agreement (i) upon thirty (30) days written notice to the other party if the other party fails to pay any amounts properly due and owing under this Agreement, unless such amount is paid prior to the expiration of such thirty (30) day period, or (ii) upon ninety (90) days written notice to the other party if the other party commits a material breach of this Agreement (other than non-payment), unless such breach is cured within the ninety (90) day notice period, or if such breach is not capable of being cured within ninety
(90) days unless such party during such ninety (90) day period initiates actions reasonably expected to cure the breach and thereafter diligently proceeds to cure the breach. Notwithstanding the foregoing, in the event that the non-payment or breach is related to a Licensed Product, any such termination shall be effective only with respect to such Licensed Product and this Agreement shall remain in full force and effect with respect to any other Licensed Products being developed and commercialized by Schering under this Agreement.

     (d) This Agreement may be terminated by either party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party, or in the event a receiver or custodian is appointed for such party's business, or if a substantial portion of such party's business is subject to attachment or similar process; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

     8.3  EFFECT OF TERMINATION.

          (a) Upon termination of this Agreement pursuant to Section 8.2: (i) NeoGenesis will terminate all tasks then in process in an orderly manner, as soon as practical and in accordance with a schedule agreed to by Schering and NeoGenesis; (ii) NeoGenesis shall deliver to Schering all materials developed through the termination of this Agreement; (iii) Schering shall pay NeoGenesis any monies due and owing NeoGenesis up to the time of termination for services actually performed (including all work-in process), and (iv) within thirty (30) days following termination (including expiration) of this Agreement, NeoGenesis shall deliver to Schering a reasonably-detailed written report describing the results of the research performed up to the date of such termination. In addition, upon termination (including expiration) of this Agreement each party shall return to the other party or certify in writing to the other party that it has destroyed all Confidential Information of the other party in its possession.

          (b) The licenses granted by NeoGenesis under Article 3 shall survive any expiration or termination of the Screening Program or the termination of this Agreement with respect to any Designated Compound or Licensed Product for which the applicable service fees


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and milestone fees and royalties have been paid (when due in accordance with the terms of this Agreement) and Schering shall continue to have the right to develop, have developed, make, have made, use, distribute, offer for sale, import, export and sell Licensed Products relating to such Designated Compounds; PROVIDED that Schering continues to pay NeoGenesis milestone fees and royalties as required by Sections 4.3 and 4.4 and complies with Sections 4.5-4.8. In the event the licenses granted to Schering under Article 3 terminates for any reason, each of Schering's sublicensees at such time shall continue to have the rights and license set forth in their sublicense agreements, PROVIDED such sublicensee agrees in writing that NeoGenesis is entitled to enforce all relevant provisions directly against such sublicensee.

          (c) Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of any termination. Schering's liability for any charges, payments or expenses due to NeoGenesis that accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

          (d) Termination of this Agreement by either party pursuant to Section
8.2 or 9.5(a) hereof shall constitute termination of the International Agreement under the corresponding provisions thereof.

     8.4 SURVIVAL. Articles 1, 5, 6, 7 and 9 and Sections 2.2(b), 2.2(c), 2.2(g), 2.5, 3.4, 3.5, 3.6, 3.7, 4.6, 4.7, 4.8 and 8.3(a-c), and the second and third sentences of Section 2.1(c), shall survive any termination or expiration of this Agreement.


9.   GENERAL PROVISIONS.

     9.1 DISPUTE RESOLUTION. Any controversy or dispute that arises under or relates to this Agreement (with the exception to disputes relating to the performance of the Screening Program which are governed by the terms of Section 2.6(d)) shall be referred to the Oversight Committee (as defined in Section 2.6(d)) for resolution. If the Oversight Committee is unable to resolve the dispute within thirty (30) days, the dispute shall be resolved by binding arbitration pursuant to the provisions of Schedule 9.1 (attached hereto). Nothing herein shall prevent the parties from settling any dispute by mutual agreement at any time.

     9.2 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard for any conflict of laws rule or provision thereof that would result in the application of the substantive laws of any other jurisdiction. Notwithstanding the foregoing, the parties (and the arbitrators) shall use United States (Federal) patent and copyright laws for purposes of governing and construing Sections 3.5,
3.6 or 3.7 of this Agreement. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

     9.3 AMENDMENT AND WAIVER. This Agreement may only be modified or amended by a written instrument signed by authorized representatives of each party. No provision of or right


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under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

     9.4 INDEPENDENT CONTRACTORS. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any third party. This Agreement and the relations hereby established by and between Schering and NeoGenesis do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither party is granted, and neither party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party or its Affiliates. NeoGenesis shall be solely responsible for compensating all its personnel and for payment of all related FICA, workers' compensation, unemployment and withholding taxes.

     9.5 ASSIGNMENT. (a) This Agreement, and any of a party's rights and obligations under this Agreement, may not be assigned, delegated, sold, transferred, sublicensed (except as otherwise provided herein) or otherwise disposed of, by operation of law or otherwise, to any third party without the prior written consent of the other party; PROVIDED, that either party may assign this Agreement to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction PROVIDED, FURTHER, that in each instance the assignee expressly assumes all obligations imposed on the assigning party by this Agreement in writing. This Agreement shall be binding upon, and inure to the benefit of, each party, its Affiliates, and its permitted successors and assigns. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

          (b) In the event that any (i) third party or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act of 1934, as amended) other than the current officers and directors of NeoGenesis or Schering, as the case may be, has acquired, directly or indirectly, the beneficial ownership, by way of merger, consolidation or otherwise of 50% of the voting power of NeoGenesis or Schering, as the case may be, on a fully-diluted basis or (ii) the sale, lease or transfer of all or substantially all of the assets of NeoGenesis or Schering to any third party or group not controlled directly or indirectly by such party (each, a "CHANGE IN CONTROL") during the term of the Screening Program causes either party's rights and obligations hereunder to pass to any third party, the other party shall have the right to terminate the Screening Program and this Agreement upon written notice within thirty (30) days of receipt of actual knowledge of such Change of Control, without providing the party that is the subject of such Change in Control any opportunity to cure. Thereafter, such party shall also have the right to terminate this Agreement if the assignee of the party that is the subject of such Change in Control does not provide the writing required under Section 9.5(a). In addition, if the beneficial ownership (in the manner described in Section 9.5(b)(i)-(ii)) of more than fifty percent (50%) of the voting or income interest in NeoGenesis or Schering, as applicable, on a fully diluted basis, is acquired by a third party or group that is reasonably regarded as a competitor of the other party, such determination being made with reference to the products and services that such third party then


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markets or for which it has made regulatory submissions with the FDA or an equivalent Regulatory Authority in another Major Country or for which it has publicly announced its intention to do either of the foregoing, the other party shall have the right, but not the obligation, to terminate the Screening Program with six (6) months notice to the party being acquired.

     9.6 NOTICES. Any notice required or permitted to be given or sent under this Agreement shall be hand delivered or sent by express delivery service or certified or registered mail, postage prepaid, or by facsimile transmission (with written confirmation copy by registered first-class mail) to the parties at the addresses and facsimile numbers indicated below.

     If to NeoGenesis, to:

                          NeoGenesis Drug Discovery, Inc.
                          840 Memorial Drive
                          Cambridge, Massachusetts 02139
                          Attention:  Satish Jindal, President and CSO
                          Fax:  (617) 868-1515

     If to Schering, to:

                          Schering Corporation
                          2000 Galloping Hill Road
                          Kenilworth, New Jersey  07033
                          Attention: Vice President, Business Development Facsimile No.: (908) 298-7366

                with copies to:

                     Schering Corporation
                     2000 Galloping Hill Road
                     Kenilworth, New Jersey  07033
                     Attention: Law Department - Staff Vice-President, Licensing Facsimile No.: (908) 298-2739

Any such notice shall be deemed to have been received on the earlier of the date actually received or the date five (5) days after the same was posted or sent. Either party may change its address or its facsimile number by giving the other party written notice, delivered in accordance with this Section 9.6.

     9.7  PROVISIONS FOR INSOLVENCY.

          (a) All rights and licenses granted under or pursuant to this Agreement by NeoGenesis to Schering are, for all purposes of Section 365(n) of Title 11 of the United States Code ("TITLE 11"), licenses of rights to "intellectual property" as defined in Title 11. NeoGenesis


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agrees during the term of this Agreement to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all such intellectual property. If a case is commenced by or against NeoGenesis under Title 11, then, unless and until this Agreement is rejected as provided in Title 11, NeoGenesis (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee (as defined therein)) shall, as Schering may elect in a written request, immediately upon such request:

          (i) perform all of the obligations provided in this Agreement to be performed by NeoGenesis including, where applicable and without limitation, providing to Schering portions of such intellectual property (including embodiments thereof) held by NeoGenesis and such successors and assigns or otherwise available to them; or

          (ii) provide to Schering all such intellectual property (including all embodiments thereof) held by NeoGenesis and such successors and assigns or otherwise available to them.

          (b) If a Title 11 case is commenced by or against NeoGenesis, and this Agreement is rejected as provided in Title 11, and Schering elects to retain its rights hereunder as provided in Title 11, then NeoGenesis (in any capacity, including debtor-in-possession) and its successors and assigns (including, without limitation, a Title 11 Trustee) shall provide to Schering all such intellectual property (including all embodiments thereof) held by NeoGenesis and such successors and assigns, or otherwise available to them, immediately upon Schering's written request. Whenever NeoGenesis or any of its successors or assigns provides to Schering any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 9.7, Schering shall have the right to perform the obligations of NeoGenesis hereunder with respect to such intellectual property, but neither such provision nor such performance by Schering shall release NeoGenesis from any such obligation or liability for failing to perform it.

          (c) All rights, powers and remedies of Schering provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including, without limitation, Title 11). In the event of the commencement of a Title 11 case by or against NeoGenesis, Schering, in addition to the rights, power and remedies expressly provided herein, shall be entitled to exercise all other such rights and powers and resort to all other such remedies as may now or hereafter exist at law or in equity (including, without limitation, Title 11) in such event. The parties agree that they intend the foregoing Schering rights to extend to the maximum extent permitted by law, including, without limitation, for purposes of Title 11:

          (i) the right of access to any intellectual property (including all embodiments thereof) of NeoGenesis, or any third party with whom NeoGenesis contracts to perform an obligation of NeoGenesis under this Agreement, and, in the case of the third party, which is necessary for the development,


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               registration, manufacture and marketing of Designated Compounds and/or Licensed Products; and

          (ii) the right to contract directly with any third party described in
               (i) to complete the contracted work.

     9.8 SEVERABILITY. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

     9.9 CAPTIONS. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

     9.10 ENTIRE AGREEMENT. This Agreement (including the Attachments or Schedules hereto) constitutes the entire understanding of the parties with respect to the transactions and matters contemplated hereby and supersedes all previous communications, representations, agreements and understandings, whether written or verbal, relating to the subject matter hereof. No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained in this Agreement shall be of any force or effect.

     9.11 RULES OF CONSTRUCTION. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against either party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

     9.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.13 FORCE MAJEURE. Failure of any party to perform its obligations under this Agreement (except the obligation to make payments when properly due) shall not subject such party to any liability or place them in breach of any term or condition of this Agreement to the other party if such failure is due to any cause beyond the reasonable control of such non-performing party ("FORCE MAJEURE"), unless conclusive evidence to the contrary is provided. Causes of non-performance constituting force majeure shall include, without limitation, acts of God, fire, explosion, flood, drought, war, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, a national health emergency or compliance with any order or regulation of any government entity acting with color of right. The party affected shall promptly notify the other party of the condition constituting force majeure as defined herein and shall exert reasonable efforts to eliminate, cure and overcome any such causes and to resume


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performance of its obligations with all possible speed; provided that nothing herein shall obligate a party to settle on terms unsatisfactory to such party any strike, lockout or other labor difficulty, any investigation or other proceeding by any public authority or any litigation by any third party. If a condition constituting force majeure as defined herein exists for more than ninety (90) consecutive days, the parties shall meet to negotiate a mutually satisfactory resolution to the problem, if practicable. If the parties cannot in good faith reach a satisfactory resolution to the problem within sixty (60) days of meeting, the matter shall be referred to binding arbitration pursuant to
Section 9.1.

     9.14 FURTHER ASSURANCES. Each party agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives.

NEOGENESIS DRUG DISCOVERY, INC.                    SCHERING CORPORATION


By: /s/ Satish Jindal                              By: /s/ David Poorvin
    --------------------------                         ----------------------
Satish Jindal                                      David Poorvin, Ph.D.
President and CSO                                  Vice President

Date: August 2, 2001                               Date: August 2, 2001
      ------------------------                           --------------------


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                                  ATTACHMENT A

                                SCREENING PROGRAM

The Screening Program to be performed by NeoGenesis with respect to the Targets will screen up to [*] Compounds contained in the NeoGenesis NeoMorph Screening Library against each Target using the protocol described below.

1. Schering will provide NeoGenesis with approximately [*] of each of the purified functionally-active Target proteins. Control experiments will be performed with each of the Targets to determine screening characteristics in NeoGenesis' ALIS protocols. Follow-up control experiments will be performed using Schering ligands (if available) to validate the retention of binding activity of the Targets. Written Standard Operating Procedures ("SOPS") will be established by the Steering Committee for ALIS screening based on the preceding experiments.

2. Using the SOPs, NeoGenesis will perform ALIS screening of the NeoMorph Screening Library against each Target. The ALIS screening will be carried out to identify Target-specific Compounds that bind to the Schering Target with binding affinities less than [*] micromolar (Kd < [*]), or such other binding affinity threshold for a specific Target as shall be agreed upon by the parties in writing (each, a Preliminary Compound as defined in Section 1.36).

3. NeoGenesis will deliver to Schering [*] of each of the discrete Preliminary Compounds. Schering will evaluate the activity of these discrete compound(s) in a Target-based functional assay and/or secondary assay and will notify NeoGenesis of any such Preliminary Compound(s) which has demonstrated activity in the Target-based functional assays (each, an Active Compound as defined in Section 1.1) within [*] after completion of such assays and not later than [*] after the discrete compounds are delivered by NeoGenesis. NeoGenesis will prepare a report for all Preliminary Compound(s) that details the binding affinities of such Preliminary Compound(s) (each, a "PRELIMINARY TARGET REPORT"). NeoGenesis will deliver such Preliminary Target Report when it delivers the discrete compounds.

4. Following identification of Active Compounds by Schering, NeoGenesis will disclose to Schering the structures of all Active Compounds and Preliminary Compounds of the same Chemotype. At the direction of the Steering Committee, NeoGenesis will perform initial optimization of such Active Compounds to obtain compounds with binding affinities of [*] micromolar or less (Kd < [*]) (each, an Improved Active Compound as defined in Section 1.21) and NeoGenesis will provide Schering with [*] of discrete Improved Active Compounds. Schering will evaluate the activity of these discrete compound(s) in a Target-based functional assay and/or secondary assay and will notify NeoGenesis of any such Improved Active Compound(s) which has demonstrated activity in the Target-based functional assays within [*] after completion of such assays and not later than [*] after the discrete Improved Active Compounds are delivered by NeoGenesis. NeoGenesis will prepare a report for all Improved Active Compound(s) that details the chemical structures, binding affinities and competition analysis data for such Improved Active Compound(s) (each, a "FINAL TARGET REPORT").


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NeoGenesis will deliver such Final Target Report when it delivers the discrete
Improved Active Compounds. In the event and to the extent that the Steering Committee determines that the aggregate amount of initial optimization activities performed by NeoGenesis pursuant to this Paragraph 4 will adversely effect the ability of NeoGenesis to perform initial screening activities for the Targets that are the subject of the Screening program during a particular funding period, the Screening Committee may determine that Schering rather than NeoGenesis should perform certain optimization activities.

5. Schering will select those Improved Active Compounds with respect to each Target that have demonstrated activity in the Target-based functional assay and/or secondary assay and that it considers worthy of further study or optimization as Selected Compounds in accordance with Section 2.7 of the Agreement. In addition, those Selected Compounds which are to be optimized by NeoGenesis as Lead Compounds pursuant to Section 2.2(b) of the Agreement will also be identified by Schering at the time it designates Selected Compounds for the applicable Target.

6. At the request of Schering in accordance with Section 2.2(b), NeoGenesis will perform medicinal chemistry optimization on each Lead Compound.


                                       LIST OF ACCEPTED TARGETS



                  1.   [*]


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                                  ATTACHMENT B
                            NEOGENESIS PATENT RIGHTS


                  [TO BE SUPPLIED BY NEOGENESIS AS APPLICABLE]




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                                  ATTACHMENT C
                                   INVENTIONS

                          [TO BE SUPPLIED AS DEVELOPED]

                                  ATTACHMENT D

                        BOOKKEEPING EXCHANGE RATE POLICY

                                     PURPOSE

To provide general guidelines for the establishment and communication of current bookkeeping exchange rates by Corporate Treasury to divisions and subsidiaries.

                                   APPLICATION

Applies to Schering-Plough Corporation, its divisions and all subsidiaries.

                                     POLICY

ESTABLISHMENT OF RATES

The current bookkeeping exchange rates will be determined monthly by S-P Corporate Treasury. The rates will be based on:

     o The market rates for selling foreign currencies in New York on the morning of the 25th of each month; the 31st in December; or
     o In thinly traded currencies the local rate established in that country for buying U.S. dollars.

If the 25th occurs on a holiday, Saturday or Sunday, the rates used are those of the last business day prior to the 25th. If for any reason a rate established is significantly different from the rate prevailing locally, the Chief Financial Officer of the subsidiary should promptly telex Corporate Treasury.

NOTIFICATION

Rates will be communicated to subsidiaries on the last day of each accounting period by Corporate Treasury (1st workday of ensuing year at year-end). The communication will advise each subsidiary of all Corporate wide current rates, regardless of whether or not they have changed from the prior accounting period.

As there is no January closing, January rates will not be issued and December rates will remain in effect until the February month-end closing.

RECORDKEEPING OF RATES



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At the beginning of each year, a worksheet will be sent to all subsidiaries by
Corporate Treasury. Each subsidiary will maintain a monthly record of all exchange rates throughout the Corporate system which may affect its accounting transactions and reporting.

The worksheet lists all countries in which subsidiaries are located and for each country gives:

     1. The cable code (based on country abbreviation) so as to identify the country for which there is a change in exchange rate.
     2. The average exchange rate used in the Operating Plan for the current year and
     3. The exchange rate established as of the end of the previous year. Twelve columns are provided for the subsidiary to record changes in exchange rates from communication received each month.

QUOTING OR RATES

To conform with practices generally prevailing in each country, and to avoid any confusion, ALL exchange rates will be quoted in terms of the number of foreign currency units per U.S. dollar. This means that for those foreign currency units that are valued at more than one U.S. dollar, the exchange rates are quoted as a decimal of the foreign currency unit.

For example, the pound sterling plan rate is quoted as (pound).571 per U.S. dollar rather than U.S.$1.75 per pound sterling.

Exchange rates are generally quoted as follows:

     o In THREE decimals for currencies with less than one unit per U.S. dollar (e.g., UK .571)
     o In TWO decimals for those with one or more but less than ten units (e.g., France 5.70)
     o In ONE decimal for those with ten or more but less than 100 units (e.g., Austria 12.0) and
     o    With NO decimals for those with 100 or more units (e.g. Italy 1270)

Rates will be quoted in more than three digits only when necessary to conform to rates required for official purposes locally or when the exchange rate exceeds 1,000 (e.g., Italy 1270). If the rate exceeds 1,000, it should be rounded to three significant digits (e.g., rate of 4633 would be shown as 4630).

                                 RESPONSIBILITY

The Corporate Treasury Department will:

     A. Distribute the Current Bookkeeping Exchange rate Worksheet at the beginning of each year to all divisions and subsidiaries.
     B Establish and communicate the Current Bookkeeping Exchange rate as stated in the above policy.


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The chief financial officer of each subsidiary will maintain monthly records of communicated exchange rates.




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                                  ATTACHMENT E

                               DISPUTE RESOLUTION



(a) SCOPE. Subject to and in accordance with the terms of this Agreement and this Schedule 9.1, all differences, disputes, claims or controversies arising out of or in any way connected or related to this Agreement, whether arising before or after the expiration of the term of this Agreement, and including, without limitation, its negotiation, execution, delivery, enforceability, performance, breach, discharge, interpretation and construction, existence, validity and any damages resulting therefrom or the rights, privileges, duties and obligations of the parties under or in relation to this Agreement (including any dispute as to whether an issue is arbitrable) shall be referred to binding arbitration in accordance with the rules set forth herein and of the American Arbitration Association, as in effect at the time of the arbitration. The time frames set forth herein shall control the timing of the arbitration procedure.

(b) PARTIES TO ARBITRATION. For the purposes of each arbitration under this Agreement, Schering shall constitute one party to the arbitration and NeoGenesis shall constitute the other party to the arbitration.

(c) NOTICE OF ARBITRATION. A party requesting arbitration hereunder (the "REQUESTING PARTY") shall give a notice of arbitration to the other party (the "NON-REQUESTING PARTY") containing a concise description of the matter submitted for arbitration (a "NOTICE OF ARBITRATION"). Notice of Arbitration shall be delivered to the other party in accordance with Section 9.6 of the Agreement.

(d) RESPONSE. The Non-Requesting Party must respond in writing within thirty
(30) days of receiving a Notice of Arbitration with an explanation responding to each issue raised, including references to the relevant provisions of the Agreement. The Non-Requesting Party may add additional issues to be submitted to arbitration by including a description of such issue in the response.

(e) MEETING. Within fifteen (15) days of receipt of the response from the Non-Requesting Party pursuant to Paragraph (d), the parties shall meet and discuss in good faith options for resolving the dispute. The Requesting Party must initiate the scheduling of this resolution meeting. Each party shall make available appropriate personnel to meet and confer with the other party during such fifteen (15) day period.

(f) SELECTION OF ARBITRATOR. Any and all disputes that cannot be resolved pursuant to Paragraphs (c), (d) and (e) shall be submitted to an arbitrator (the "ARBITRATOR") to be selected by mutual agreement of the parties. The Arbitrator shall be a retired judge of a state or federal court, to be chosen from a list of such retired judges to be prepared jointly by the parties within fifteen (15) days following the response, with each party entitled to submit the names of three such retired judges for inclusion in the list, provided that to the extent the dispute involves issues of


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patent law the parties shall limit such list to judges retired from federal courts having jurisdiction over patent law issues; PROVIDED FURTHER, that in the event a dispute relates to matters that are the subject Section 3.4, 3.5 or 3.6 such judge shall be a retired federal judge with expertise in patent law. Upon completion of the list, the parties shall decide within ten (10) days thereafter which of the retired judges will be selected as the Arbitrator. No Arbitrator appointed or selected hereunder shall be an employee, director or shareholder of, or otherwise have any current or previous relationship with, any party or its respective Affiliates. If the parties fail to agree on the selection of the Arbitrator within the allotted time frame, the Arbitrator shall be designated by the then President of the American Arbitration Association.

(g) POWERS OF ARBITRATOR. The Arbitrator may determine all questions of law and jurisdiction (including questions as to whether a dispute is arbitrable) and all matters of procedure relating to the arbitration, except that the Arbitrator shall be bound by the time frames set forth herein in connection with such arbitration. The Arbitrator shall have the right to grant legal and equitable relief (including injunctive relief) and to award costs (including reasonable legal fees and costs of arbitration) and interest. The Arbitrator is not permitted to award punitive, exemplary or any similar damages.

(h) ARBITRATION PROCEDURE. The arbitration shall take place in the City and State of New York at such place and time, consistent with the time frames set forth herein, as the Arbitrator may fix for the purpose of hearing the evidence and representations that the parties may present. The arbitration proceedings shall be conducted in the English language. The law applicable to the arbitration shall be the law of the State of New York.

(i) DISCOVERY AND HEARING. During the meeting referred to in Paragraph (e), the parties shall negotiate in good faith the scope and schedule of discovery, relating to depositions, document production and other discovery devices, taking into account the nature of the dispute submitted for resolution. If the parties are unable to reach agreement as to the scope and schedule of discovery, the Arbitrator may order such discovery as it deems necessary. The parties and the Arbitrator must adhere to the following schedule: (1) all discovery shall be completed within forty-five (45) days from the date of the selection of the Arbitrator, and (2) the arbitration hearing shall commence within fifteen (15) days after completion of such discovery. At the arbitration hearing, the parties may present testimony (either live witness or deposition), subject to cross-examination, and documentary evidence. To the extent practicable taking into account the nature of the dispute submitted for resolution and the availability of the Arbitrator, the hearing shall be conducted over a period not to exceed ten (10) consecutive calendar days, with each party entitled to one half of the allotted time.

(j) WITNESS LISTS. At least twenty (20) calendar days prior to the date set for the hearing, each party shall submit to each other party and the Arbitrator a list of all documents on which such party intends to rely in any oral or written presentation to the Arbitrator and a list of all witnesses, if any, such party intends to call at such hearing and a brief summary of each witness' testimony. Each party shall be given the opportunity to depose any such designated witnesses not already deposed during the discovery phase. At least five (5) calendar days prior to the hearing, each party must submit to the Arbitrator and serve on each other party a proposed findings of fact


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and conclusions of law on each issue to be resolved. Following the close of hearings, the parties may each submit such post-hearing briefs to the Arbitrator addressing the evidence and issues to be resolved as may be required or permitted by the Arbitrator. No later than fifteen (15) calendar days after hearing the representations and evidence of the parties, the Arbitrator shall make its determination in writing and deliver one copy to each of the parties.

(k) CONFIDENTIALITY. The arbitration proceedings shall be confidential and, except as required by law, no party shall make, or instruct the Arbitrator to make, any public announcement with respect to the proceedings or decision of the Arbitrator without the prior written consent of the other party. The existence of any dispute submitted to arbitration and the award of the Arbitrator shall be kept in confidence by the parties and the Arbitrator, except as required in connection with the enforcement of such award or as otherwise required by law.

(l) AWARDS AND APPEAL. Subject to the provisions of this Schedule 9.1, the decision of the Arbitrator shall be final and binding upon the parties in respect of all matters relating to the arbitration, the conduct of the parties during the proceedings, and the final determination of the issues in the arbitration. There shall be no appeal from the final determination of the Arbitrator to any court, except in the case of fraud or bad faith on the part of the Arbitrator or any party to the arbitration proceeding in connection with the conduct of such proceedings. Judgment upon any award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

(m) COSTS OF ARBITRATION. The costs of any arbitration hereunder shall be borne by the parties in the manner specified by the Arbitrator in its determination.

(n) PERFORMANCE OF THE AGREEMENT. During the pendency of the arbitration proceedings, the parties shall continue to fully perform their respective obligations under the Agreement; PROVIDED that if the matter which is the subject of such arbitration proceeding is a matter relating to Schering's development of Designated Compounds and/or Licensed Products, then the matter shall be performed by Schering, in its sole discretion; and if the matter which is the subject of such arbitration proceeding is a matter relating to payment for the Screening Program services, then the Screening Program shall be performed by NeoGenesis in its sole discretion. For purposes of this Paragraph
(n) the term "pendency of the arbitration proceeding" shall mean the period starting on the date on which arbitration proceedings are commenced by a party in accordance with Paragraph (c) of this Schedule 9.1 and ending on the date on which the Arbitrator delivers its final determination in writing to the parties.


*= CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

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                                  ATTACHMENT F
                            STOCK PURCHASE AGREEMENT


                             SUBSCRIPTION AGREEMENT

                                                                  July ___, 2001

NeoGenesis Drug Discovery, Inc.
840 Memorial Drive
Cambridge, Massachusetts 02139

         Re: Private Placement (the "OFFERING") of 3,517,588 shares of Series E Convertible Preferred Stock, $.001 par value per share (the "SHARES" OR "SERIES E CONVERTIBLE PREFERRED STOCK") AT A PRICE OF $5.97 PER SHARE

Gentlemen:

     1. SUBSCRIPTION. Subject to the terms and conditions hereof, the undersigned (the "SUBSCRIBER") hereby irrevocably subscribes for and agrees at the Closing to purchase for $5.97 per share the number of Shares set forth on the signature page of this Agreement. The Shares to be purchased by Subscriber hereunder shall have the rights, restriction, privileges and preferences of Series E Convertible Preferred Stock, as expressly set forth in the Third Amended and Restated Certificate of Incorporation of NeoGenesis Drug Discovery, Inc., a copy of which is attached hereto and is herein incorporated by reference and made a part hereof.

     2. CLOSING/TENDER OF CONSIDERATION. Subject to the terms and conditions of this Agreement, the Subscriber hereby tenders to the Company by wire transfer of immediately available funds to an account to be specified by the Company the amount of five million dollars and thirty-seven cents ($5,000,000.37) (the "CLOSING"). At the Closing, subject to the terms and conditions of this Agreement, the Company will deliver to the Subscriber certificates representing the number of Shares to be sold and purchased pursuant to Section 1, in proper form for transfer to Subscriber and dated as of the date of the Closing.

     3. ACKNOWLEDGEMENTS, REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER. The Subscriber understands and acknowledges that the Shares are being offered and sold under one or more of the exemptions from the registration provided for in Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT"), including Regulation D promulgated thereunder, and any applicable state securities laws. The Subscriber is purchasing the Shares without being offered or furnished any formal offering literature or prospectus. The Subscriber understands that this transaction has not been reviewed and approved by the Securities and Exchange Commission (the "SEC") or by any state regulatory authority. All documents pertaining to this investment have been made available to the Subscriber and its representatives, and the books and records of the Company are available upon reasonable notice for inspection by the Subscriber during reasonable business hours at the Company's principal place of business.

          3.1 SUITABILITY. The Subscriber confirms that it understands and has fully considered the risks of this investment and understands that (i) this investment is suitable only for an


*= CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                       55
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     investor who is able to bear the economic consequences of losing its entire investment, (ii) the purchase of the Shares is a speculative investment which involves a high degree of risk, and (iii) there are substantial restrictions on the transferability of, and there will be no immediate public market for, the Shares, and accordingly, it may not be possible for it to liquidate its investment in case of emergency. The Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth and the Subscriber's investment in the Company will not cause such overall commitment to become excessive.

          3.2 LACK OF LIQUIDITY. The Subscriber confirms that it is able (i) to bear the economic risk of this investment, and (ii) to hold the Shares for an indefinite period of time. The Subscriber has sufficient liquid assets so that the illiquidity associated with this investment will not cause any undue financial difficulties or affect the undersigned's ability to provide for its current needs and possible financial contingencies, and that its commitment to all speculative investments is reasonable in relation to its net worth and annual income. The Subscriber qualifies as an "accredited investor" pursuant to Regulation D under the Securities Act and has executed the Registration D Qualification Statement attached hereto as EXHIBIT A.

          3.3 KNOWLEDGE AND EXPERIENCE. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and of making an informed investment decision.

          3.4 ACCESS TO MANAGEMENT. The Subscriber confirms that, in making its decision to purchase the Shares, it has relied solely upon independent investigations made by it, and that it has been given the opportunity to ask questions of, and to receive answers from, management and other persons acting on behalf of the Company concerning the Company and the terms and conditions of the Offering.

          3.5 INVESTMENT INTENT. The Shares are being acquired by the undersigned solely for its own personal account, for investment purposes only, and not with a view to, or in connection with, any resale or distribution thereof. The Subscriber has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Shares for which it hereby subscribes, or any part thereof, or any interest therein or any rights thereto. The Subscriber has no present plans to enter into any such contract, undertaking, agreement or arrangement. The Subscriber must bear the economic risk of the investment for an indefinite period of time because the Shares have not been registered under the Securities Act and applicable state securities laws and, therefore, cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

          3.6 RESTRICTIVE LEGEND. The Subscriber consents to the placement of a restrictive legend on the certificates for the Shares as required by applicable securities laws.

          3.7 LOCK-UP AGREEMENT FOR PUBLIC OFFERING. In connection with any public offering of equity securities of the Company, the Subscriber agrees not to sell, pledge, transfer or otherwise dispose of, or grant any option or purchase right with respect to, any shares of capital stock then owned by it and not otherwise offered in any public offering, or engage in any short sale, hedging transaction or other derivative security transaction involving the Shares, or any other Shares of common stock of the Company held by it, for such period of time commencing thirty (30) days prior to the proposed effective date of such public offering until such period of time following such public offering as the Company and the managing underwriter of such public


*= CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     offering deem necessary in order to ensure a stable and orderly trading market, provided however, that the period of time following such public offering shall not exceed one hundred and eighty (180) days.

          4. REPRESENTATIONS, WARRANTS AND COVENANTS OF THE COMPANY. By its acceptance of this subscription, the Company hereby acknowledges, represents and warrants to the Subscriber as follows:

               4.1 ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. The Company is qualified as a foreign corporation in all jurisdictions wherein the character of the property owned or leased or the nature of the activities conducted by it makes such qualification necessary.

               4.2 CAPITALIZATION. The Company has a total authorized capitalization consisting of Thirty Eight Million Three Hundred Eighty Thousand Seven Hundred Ninety (38,380,790) shares, of which (i) Twenty Four Million Twenty One Thousand Six Hundred Forty Five (24,021,645) shares are designated as Common Stock, and (ii) Fourteen Million Three Hundred Fifty Nine Thousand One Hundred Forty Five (14,359,145) shares are designated as preferred stock, $.001 par value per share, of which
          (A) One Million Two Hundred Fifty Thousand (1,250,000) are designated Series A Convertible Preferred Stock, (B) Five Hundred Thirty Thousand Two Hundred Five (530,205) are designated Series B Convertible Preferred Stock, (C) Four Million Four Hundred Thirty Seven Thousand Eight Hundred Sixty Five (4,437,865) are designated Series C Convertible Preferred Stock, (D) Four Million Six Hundred Twenty Three Thousand Four Hundred Eighty Seven (4,623,487) are designated Series D Convertible Preferred Stock and (E) Three Million Five Hundred Seventeen Thousand Five Hundred Eighty Eight (3,517,588) are designated Series E Convertible Preferred Stock. Immediately prior to the Closing, the issued and outstanding capital stock of the Company shall consist of 5,466,375 shares of Common Stock, 1,250,000 shares of Series A Convertible Preferred Stock, 530,205 shares of Series B Convertible Preferred Stock, 4,241,055 shares of Series C Convertible Preferred Stock, 4,623,487 shares of Series D Convertible Preferred Stock and 2,680,067 shares of Series E Convertible Preferred Stock.

               4.3 AUTHORIZATION OF AGREEMENT. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite corporate action, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms. The execution, delivery and performance by the Company of this Agreement will not violate any provision of law, any order of any court or other agency of government, the organizational documents or By-Laws of the Company, or any provision of any indenture, agreement or other instrument by which the Company, or its respective properties or assets are bound or affected, or conflict with or result in a breach of or constitute (with due notice or lapse of time of both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

               4.4 OFFEREES. The offer, sale and issuance of the Shares in conformity with the terms of the Agreement constitute transactions exempt from Section 5 of the Securities Act and from any applicable state qualification or registration requirements.


*= CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                       57

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               4.5 NO CONSENT OR APPROVAL REQUIRED. (i) No consent of any person and (ii) except for approvals required under state securities or blue sky laws, no consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority is required for the valid authorization, execution and delivery by the Company of this Agreement, or for the valid authorization, issuance and delivery of the Shares to the Subscriber pursuant to this Agreement other than those consents, approvals, authorizations, declarations or filing which have been obtained or made, as the case may be.

          5. SURVIVAL OF ACKNOWLEDGMENTS REPRESENTATIONS, WARRANTIES AND COVENANTS. The Subscriber agrees that the acknowledgements, representations, warranties and covenants made in Section 3 hereof shall survive any purchase by it of the Shares, as well as, investigation made by it or any acceptance or rejection of this subscription. The Company agrees that the representations, warranties and covenants made in Section 4 hereof shall survive for twelve months subsequent to the date hereof.

          6. AGREEMENT NOT TRANSFERABLE. The Subscriber understands that it may not transfer or assign this Agreement or any of its rights hereunder.

          7. EXECUTION OF FURTHER DOCUMENTATION. The Subscriber agrees to execute any and all further documents necessary or advisable, in the sole discretion of the Company, in connection with its proposed purchase of the Shares.

          8. IRREVOCABILITY OF SUBSCRIPTION. The Subscriber agrees that it may not cancel, terminate or revoke this Agreement, which Agreement shall be binding upon the Subscriber's successors and assigns.

          9.   COMPANY COVENANTS.

               9.1 The Company covenants and agrees that, from the date of the Closing under this Subscription Agreement and thereafter so long as the Subscriber owns at least 500,000 shares of Series E Convertible Preferred Stock, it will provide to the Subscriber within ninety (90) days after the end of each fiscal year of the Company, a copy of the financial statements for such year for the Company, including therein a balance sheet of the Company as of the end of such fiscal year and statements of income and stockholder's equity and of cash flows of the Company for such fiscal year.

               9.2 The covenant set forth above in 9.1 shall be of no further force or effect upon the closing of any public offering of equity securities of the Company.

          10.  MISCELLANEOUS.

               10.1 All notices or other communications given or made hereunder shall be in writing, and shall be delivered by hand or mailed by overnight mail, registered or certified mail, return receipt requested, postage prepaid, to the Subscriber or to the Company, at the respective addresses set forth herein.

               10.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

               10.3 This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and may be amended only by a written agreement executed by the party to be bound thereby.



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                                       58
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                   SIGNATURE PAGE FOR SUBSCRIPTION AGREEMENT

Dated:  July ___, 2001


                                            SCHERING CORPORATION


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:


Number of Shares subscribed for:            837,521

Total Amount of Subscription:               $5,000,000.37

Tax I.D. No.:
                                            -----------------------------------
Address:                                    2000 Galloping Hill Road
                                            Kenilworth, New Jersey 07033


         ACCEPTED by the Company this _____ day of July 2001


                                            NEOGENESIS DRUG DISCOVERY,
                                            INC.


                                            By:
                                               --------------------------------
                                               Allen H. Michels
                                               Chief Executive Officer


*= CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                    EXHIBIT A

                         NEOGENESIS DRUG DISCOVERY, INC.
                      REGULATION D QUALIFICATION STATEMENT

     (A) The undersigned qualifies as an "accredited investor" pursuant to Regulation D under the Securities Act of 1933 as a result of its status as (check the appropriate descriptions) [If you are NOT an Accredited Investor please so indicate on the signature line below]:

___    1.     a natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000;

___    2.     a natural person who had an individual income in excess of
              $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years, and who reasonably expects an income of the same level in the current year;

___    3.     a bank as defined in Section 3(a)(2) of the Securities Act of 1933 or savings and loan association or other institution as defined in
              Section 3(a)(S)(A) of the Securities Act of 1933, whether acting in its individual or fiduciary capacity;

___    4.     a broker or dealer registered pursuant to Section 15 of the
              Securities Exchange Act of 1934;

___    5.     an insurance company as defined in Section 2(13) of the
              Securities Act of 1933;

___    6.     an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2
              (a)(48) of the Investment Company Act of 1940;

___    7.     a small business investment company licensed by the U.S. Small
              Business Administration under Section 301(c) or (d) of the Small
              Business Investment Act of 1958;

___    8.     an employee benefit plan within the meaning of Title I of the
              Employee Retirement Income Security Act of 1974, if any of the following apply:

       ___    a.  the employee benefit plan has total assets in excess of
                  $5,000,000; or

       ___    b.  the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

       ___    c.  the plan is a self-directed plan in which the investment decisions are made solely by persons who are accredited investors. (Please put an "*" in the appropriate description(s) to indicate how the person(s) making investment decisions are "accredited");

___    9.     a private business development company as defined in Section 202
              (a)(22) of the Investment Advisers Act of 1940;


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___    10.    a charitable, educational, religious or other not-for-profit organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess of $5,000,000 and not formed for the specific purpose of acquiring the securities offered;

___    11.    a corporation, Massachusetts or similar business trust, or partnership with total assets in excess of $5,000,000 and not formed for the specific purpose of acquiring the securities offered;

___    12.    a trust with total assets greater than $5,000,000 not formed for the purpose of acquiring the securities offered whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment;

___    13.    an entity in which all of the equity owners are "accredited investors" under any one or more of the categories specified in subparagraphs 1 through 12 above.

       (B)    IF THE UNDERSIGNED IS A CORPORATION, PARTNERSHIP OR TRUST (CHECK
              1. OR 2.):

___    1.     it was not organized or reorganized for the purpose of making an investment in NeoGenesis Drug Discovery, Inc. or

___    2.     if it was organized or reorganized for the purpose of making an investment in NeoGenesis Drug Discovery, Inc., the number of investors in the undersigned (all of whom are accredited investors) is (Each such investor should complete and execute its own Regulation D Qualification Statement.)

       (C)    The undersigned's state of residence is ______________________.

CHECK IF APPLICABLE:                   ____ I AM NOT AN ACCREDITED INVESTOR

                                       SCHERING CORPORATION



Dated:  July ___, 2001                 Signature:
                                                 -----------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



*= CONFIDENTIAL TREATMENT REQUESTED: MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                                       61